EXHIBIT 2.2

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9  February 2018

Abengoa Water Nungua, S.L.U.

as Seller

and

Aqua Ventures Holdings Curaçao N.V.

as Purchaser and Assignee

and

Abengoa Water, S.L.

as Assignor

SHARE PURCHASE AGREEMENT for 100% of the share capital in Abengoa Water Investments Ghana B.V. and for the assignment of a shareholder loan

Herbert Smith Freehills LLP

1

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIS AGREEMENT is made on 9  February 2018

BETWEEN

(1)         ABENGOA WATER NUNGUA, S.L.U., a company incorporated in Spain (registered tax number B- 91919993) and whose registered office is at Seville, Campus Palmas Altas, Calle Energía Solar nº 1, 41014 (the "Seller");

(2)         AQUA VENTURES HOLDINGS CURAÇAO N.V., a company incorporated in Curaçao (registered number 131676) and whose registered office is at Emancipatie Boulevard Dominico F. “Don” Martina 31, Curaçao, (the "Purchaser").

(3)         ABENGOA WATER, S.L., a company incorporated in Spain (registered tax number B-91826958) and whose registered office is at Seville, Campus Palmas Altas, Calle Energía Solar nº 1, 41014  ("Abengoa Water").

Abengoa Water appears herein only for the purposes of Clauses 2.1.2,  6.2.1(A),  6.2.5,  6.2.6, and 6.2.7.

WHEREAS

(A)        The Seller is the legal and beneficial owner of 100% of the issued share capital in the company Abengoa Water Investments Ghana B.V. (which is defined below as the Company), comprising fifty (50) shares with a nominal value of €1,000 each, numbered 1 up to and including 50 (the "Shares").

(B)        Abengoa Water, the 100% shareholder of the Seller, has granted to the Company a shareholder loan in the amount in principal of USD[***] and together with accrued interests as of the date hereof of USD[***] (the "Company/Abengoa Water Shareholder Loan"). Abengoa Water has also two receivables of (i) USD[***] and (ii) €[***] against the Company (the “Receivables”).

(C)        The Company, in turn, holds 51% ownership interest and 56% economic interest in the Ghanaian company Befesa Desalination Developments Ghana Limited (which is defined below as BDDG) (the "BDDG Shares"). BDDG is a project company/special purpose vehicle that owns a 60,000 m³/day reverse osmosis water treatment plant in Accra, Ghana (the "Plant").

(D)        The Seller wishes to sell and transfer the Shares, and Abengoa Water wishes to transfer the Company/Abengoa Water Shareholder Loan, and the Purchaser wishes to purchase the Shares and accept the assignment of the Company/Abengoa Water Shareholder Loan on the terms and subject to the conditions set out in this Agreement.

(E)        Concurrently with entering into this Agreement, AquaVenture Holdings Limited, the direct parent of the Purchaser (“Parent”), has executed and delivered to the Seller an equity commitment letter.

WHEREBY IT IS AGREED as follows:

1.          DEFINITIONS AND INTERPRETATION

1.1        Definitions

In this Agreement:

"Abengoa Guarantee" means the Completion Guarantee and Indemnity granted by Abengoa, S.A., on 12 October 2012;

"Abengoa Water's Account" means [***], or such other account or accounts as may be notified by the Seller in writing;

"Accounts" means collectively (i) the audited balance sheet, profit and loss statement and cash flow statement of the Company and the audited balance sheet, audited profit and loss statement and audited cash flow statement of BDDG in respect of the accounting period ending on 31 December 2016 and (ii) the interim balance sheet, profit and loss statement

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and cash flow statement of the Company and BDDG in respect of the accounting period ending on 31 December 2017, including all notes to such statements;

"Accounts Date" means respectively 31 December 2016  and 31 December 2017;

“Adjustment Amount,” which may be positive or negative, means the sum of:

(a)         Adjusted Cash minus Estimated Adjusted Cash, plus

(b)         Estimated BDDG Net Bank Debt minus BDDG Net Bak Debt, plus

(c)         Estimated Consolidated Indebtedness minus Consolidated Indebtedness, plus

(d)         Estimated Seller Transaction Expenses minus Seller Transaction Expenses, plus

(e)         Completion Working Capital minus Estimated Completion Working Capital.

"Adjusted Cash" has the meaning given to it in Schedule 2;

"Affiliate" means in relation to any Party, any company or other entity which:

(a)         Controls such Party;

(b)         such Party Controls; or

(c)         is under common Control with such Party;

"Applicable Law" means any applicable national, provincial, municipal or governmental statute, ordinance, regulation, rule, legally binding code or direction, order or any licence, consent, permit, authorisation or other approval including any conditions attached thereto of any Governmental Entity or of any other public body or authority, regulatory agency, department, ministry, official or public or statutory person which has appropriate jurisdiction, including in respect of Tax, fiscal, environmental, labour and social legislation and customs matters;

“Base Purchase Price” means Forty-Seven million United States dollars (US$47,000,000),  if applicable, subject to adjustment as provided in Clause 3.4;

"BDDG" means Befesa Desalination Developments Ghana Limited, a company incorporated in Ghana (registered number CA83969) whose principal office is at 2nd Floor, World Trade Centre, Independence Avenue & Liberia Road Intersection, Accra, Ghana;

"BDDG Bank Debt" has the meaning given to it in Schedule 2;

"BDDG Debt Service Reserve Balance" has the meaning given to it in Schedule 2;

"BDDG Net Bank Debt" has the meaning given to it in Schedule 2;

"BDDG SHA" means the shareholders' agreement entered into on 22 October 2012 by and between the Company, Daye Water Investment (Ghana) B.V. and Hydrocol Limited, Abengoa Water, S.L., Sojitz Corporation and BDDG for the purposes of regulating their relationship as shareholders in BDDG and the management and administration of BDDG;

"BDDG Shares" has the meaning given to it in Recital (C);

"BDDG Target Net Bank Debt" has the meaning given to it in Schedule 2;

"Business" means the business carried on by BDDG;

"Business Day" means a day, other than a Saturday or Sunday, on which banks are open for general banking business in Amsterdam (The Netherlands), Madrid (Spain) and New York, New York (United States of America);

"Business Warranties" means the Seller Warranties other than the Fundamental Seller Warranties and the Tax Warranties;

"Claim" means (without prejudice to Clause 20.2 (Entire Agreement)) any claim by the Purchaser whether in contract or otherwise under the provisions of this Agreement or in connection with the subject matter of this Agreement, including any Tax Claim;

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

"Company" means Abengoa Water Investments Ghana B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated in The Netherlands and having its seat (zetel)  and registered office in Strawinskylaan 3127, 8th floor, 1077 ZX Amsterdam, the Netherlands, and registered with the trade register under number 34126361, as more particularly described in Schedule  1;

"Company/Abengoa Water Shareholder Loan" means the shareholder loan dated 21 October 2012 between the Company and Abengoa Water in the amount in principal of USD[***] and together with accrued interests as of this date of USD[***];

“Company/BDDG Shareholder Loan” means the shareholder loan dated 25 October 2012 between the Company and BDDG;

"Completion" means completion of the transfer of the Shares from the Seller to the Purchaser in accordance with Clause 6 (Completion);

"Completion Balance Sheet" means the consolidated balance sheet of the Company and BDDG as of the Completion Date, prepared in accordance with the rules and parameters set out in Schedule 2;

"Completion Date" means the date on which Completion occurs;

"Completion Balance Sheet" has the meaning given to it in Schedule 2;

"Completion Balance Working Capital" has the meaning given to it in Schedule 2;

"Confidential Information" has the meaning given to it in Clause 17 (Confidentiality);

"Consolidated Indebtedness" has the meaning given to it in Schedule 2;

"Continuing Provisions" means Clause 17 (Confidentiality), Clause 18 (Announcements), Clause 19 (Future Transactions), Clause 20 (Miscellaneous), Clause 21 (Notices) and Clause 22 (Governing law and jurisdiction);

“Contract” means any legally binding written or oral agreement, contract, subcontract, lease, instrument, note, warranty, purchase order, license, sublicense, or other legally binding commitment;

"Control" means the right to vote in respect of more than 50% of the shares of a company or other entity in shareholder meetings and/or to control or appoint more than 50% of the members of the board of directors or the equivalent management body of the company or other entity;

"Data Room" means the electronic data room made available to the Purchaser by the Seller (and/or its advisers) up to 31 January 2018, a complete and accurate copy of which shall be made on a readable memory device acceptable to the Purchaser and be delivered to the Purchaser at least two (2) Business days before the Signing Date;

"Data Room Documents" means the documents in the Data Room that are listed in the Schedule to the Disclosure Letter;

"Debt Transfer Amount" has the meaning given to it in Clause 3.1.1(A)(1);

"Debt Settlement Amounts" has the meaning given to it in Clause 3.1.1(A)(2);

"Deed of Transfer" means the Dutch law notarial deed of transfer with respect to the Shares substantially in the form set out in Schedule  8;

"Deferred Payment Amounts"  means jointly the Performance Deferred Payment Amount, the GWCL Invoices Deferred Payment Amount and the O&M Termination Payment Amount;

"Directors" means each person who is a director of the Company or any BDDG;

"Disclosed" means fairly and fully disclosed in the Disclosure Letter (with sufficient detail to identify the nature and scope of the matter disclosed);

"Disclosure Letter" means the letter dated the Signing Date from the Seller to the Purchaser in relation to the Seller Warranties;

"Draft Completion Calculation" has the meaning given to it in Clause 3.3.1(A);

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

"Encumbrances" means all claims (including any adverse claims), liens, charges (fixed or floating), mortgages, encumbrances, royalties, debentures, pledges, options, equitable rights and interests, net profit interests, rights of pre-emption, rights of first refusal, rights to acquire, title retention or any other third party rights or any other security interest of any kind and any agreement or arrangement to create any of the foregoing;

"EPC Amendment Agreement" means the amendment agreement to the EPC Contract  substantially in the form attached as Schedule 14;

"EPC Bond" means the on demand bond issued by Banco Santander dated 30 March 2015 (or any replacement bank of international reputation) to secure the EPC Contractors' obligations under the EPC Contract;

“EPC Contract” means [***], (i) the construction contract entered into between BDDG and [***] as amended from time to time;

"EPC Contractors" means [***] and [***];

"Performance Deferred Payment Amount" has the meaning given to it in Clause 7.8;

"Equity Support Agreement" means the equity support agreement entered into on 20 October 2012 between, among others, the Standard Bank of South Africa Limited (in various capacities, including as Facility Agent) and the Existing BDDG Shareholders, as amended;

"Estimated Adjusted Cash" means the Seller’s good faith estimate of the Adjusted Cash calculated in accordance with the principles and parameters set out in Schedule  2 and set forth in the Purchase Price Notice;

"Estimated BDDG Bank Debt" means the Seller’s good faith estimate of the BDDG Bank Debt calculated in accordance with the principles and parameters set out in Schedule  2 and set forth in the Purchase Price Notice;

"Estimated BDDG Debt Service Reserve Balance" means the Seller’s good faith estimate of the BDDG Debt Service Reserve Balance calculated in accordance with the principles and parameters set out in Schedule  2 and set forth in the Purchase Price Notice;

"Estimated BDDG Net Bank Debt" means the Seller’s good faith estimate of the BDDG Net Bank Debt calculated in accordance with the principles and parameters set out in Schedule  2 and set forth in the Purchase Price Notice;

"Estimated Completion Balance Sheet"  means the Seller’s good faith estimate of the Completion Balance Sheet calculated in accordance with the principles and parameters set out in Schedule  2 and set forth in the Purchase Price Notice;

"Estimated Completion Working Capital" means the the Seller’s good faith estimate of the Completion Working Capital calculated in accordance with the principles and parameters set out in Schedule  2 and set forth in the Purchase Price Notice;

"Estimated Consolidated Indebtedness" means the Seller’s good faith estimate of the Consolidated Indebtedness calculated in accordance with the principles and parameters set out in Schedule  2 and set forth in the Purchase Price Notice;

"Estimated Seller Transaction Expenses" means the Seller’s good faith estimate of the Seller Transaction Expenses set forth in the Purchase Price Notice;

"Existing BDDG Shareholders" means the Company, Daye Water Investment (Ghana) B.V. and Hydrocol Limited;

"Facility Agreement" means the facility agreement entered into on 20 October 2012 by and between, among others, BDDG and The Standard Bank of South Africa Limited (in various capacities, including as Facility Agent);

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

"Final Completion Amount" means the Pro-Rata Completion Amount plus or minus the Pro-Rata Adjustment Amount in accordance with the Final Completion Calculation set out Clauses 3.3.1(C) or 3.3.1(D), as applicable;

"Final Completion Calculation" has the meaning given to it in Clauses 3.3.1(C) or 3.3.1(D), as applicable;

"Finance Documents" has the meaning given to it in the Facility Agreement;

“Fundamental Seller Warranties” means the Seller Warranties set out in paragraphs 1, 2, 3, 9.1, 9.2 and, 17 of Schedule 5;

"Fundamental Seller Warranties Claim" means any claim by the Purchaser in contract or otherwise under this Agreement in respect of the Fundamental Seller Warranties;

“Governmental Entity” means any domestic or foreign governmental or regulatory authority, agency, commission, department, board, body, court or other legislative, executive, judicial or governmental entity;

"GWCL" means Ghana Water Company Limited;

"GWCL Invoices Deferred Payment Amount" has the meaning given to it in Clause 7.7;

"Independent Firm" has the meaning given to it in Clause 3.3.1(C);

“Indebtedness” has the meaning given to it in Schedule 2;

"Intra-Group Net Balance" means (a) the aggregate of all sums, liabilities and obligations owed by the Company and/or BDDG to any member of the Seller's Group and unpaid; less (b) the aggregate of all sums, liabilities and obligations owed by any member of the Seller's Group to the Company and/or BDDG and unpaid, except for amounts related to the O&M Amendment Agreement;

“Leased Property” has the meaning given to it in paragraph 15.3 of Schedule 5;

"LTA" means the lenders' technical advisor;

"Longstop Date" means [***] or any such later date notified by the Purchaser pursuant to Clause 4.3 or any such later date as the Parties may agree in writing;

“Loss” or “Losses” means any liabilities, claims, losses, obligations, fines, Taxes, costs,  and expenses, including reasonable third-party legal fees and expenses incurred in defending or recovering such amounts or claims;

"Management Services Agreement" means the advisory, consulting and assistance agreement entered into between Abengoa Water and BDDG dated 1 July 2015;

"Master Restructuring Agreement" means the master restructuring agreement dated 24 September 2016 related to the restructuring process of the Seller's Group;

"Material Adverse Change" means any change, effect, event or occurrence (either alone or in combination):

(a)      with respect to the Company’s or BDDG's condition (financial or otherwise), assets, liabilities, obligations, business, operations or results of operations that is (or could reasonably be expected to have) material and adverse to the current condition (financial or otherwise); assets, liabilities, obligations, business, operations or results of operations of the Company or BDDG; or

(b)      which has (or could reasonably be expected to have) a material adverse effect on the reputation and good standing of the Company, BDDG and/or the Purchaser's Group,

provided, however, that none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been a Material Adverse Change any event, change, circumstance, effect or other matter resulting from or related to:

(i)          any outbreak or escalation of war or major hostilities or any act of terrorism,

(ii)         changes in laws or generally accepted accounting principles, or enforcement or interpretation thereof, not specifically relating to BDDG

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and not specifically having a materially disproportionate effect on BDDG relative to other industry participants,

(iii)        changes that generally affect the industries and markets in which BDDG operates in general and not specifically relating to BDDG and not specifically having a materially disproportionate effect on BDDG relative to other industry participants,

(iv)        changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions and not specifically having a materially disproportionate effect on BDDG relative to other industry participants;

(v)         any failure, in and of itself, of BDDG to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise excluded from the definition of a "Material Adverse Change" may be considered in determining whether there has been a Material Adverse Change), or

(vi)        any action taken or not taken as expressly required by this Agreement or at the request of the Purchaser, or any event already Disclosed to the Purchaser.

"Material Contract" means any Contract with a total economic value above [***];

"MIGA" means Multilateral Investment Guarantee Agency;

"Notary" means [***], civil law notary in The Netherlands, or one of her legal substitutes;

"Notary's Account" means the notary third party account (kwaliteitsrekening)  of the Notary associated with [***], hereinafter referred to as: the "Notary Account", with [***], account number [***], account name [***] third party account;

"Notary Letter" means the letter substantially in the form of Schedule 11;

“O&M Agreement” means the operation and maintenance agreement entered into by BDDG and Abengoa Water, S.L., on 12 October 2012 as amended on 29 December 2014;

"O&M Amendment Agreement" means the agreement to be entered into by BDDG and Abengoa Water, S.L., substantially in the form attached as Schedule 3.

"O&M Bond" means the bond granted by [***] in favour of BDDG dated 27 November 2017 to cover certain obligations under the O&M Agreement for a total amount of USD [***] and such bond that will replace it once the Purchaser has taken over the operation and maintenance activities of the Plant;

"O&M Contractor" means Abengoa Water;

"O&M Termination Payment Amount"  has the meaning given to it in Clause 7.6;

"Parties" means the Seller and the Purchaser and "Party" means either one of them;

"Permitted Encumbrances" means (i) in relation to BDDG Shares and the Shares those Encumbrances arising under the first ranking pledge over the BDDG Shares in favour of The Standard Bank of South Africa Limited and the Abengoa Water Nungua Pledge of Shares, respectively (as defined in the Facility Agreement) and; (ii) in relation to the Shareholder Loan, the pledge over the receivables of the Shareholder Loan in favour of the finance parties under the Master Restructuring Agreement;

"POA" means a power of attorney from each of the Purchaser, the Seller and the Company, each acceptable to the Notary and in the respective form set out in Schedule  9;

"Project Documents" means the WPA, the WPA Guarantee, the EPC Contract, the O&M Agreement and the Abengoa Guarantee;

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

"Pro-Rata Adjustment Amount" means 56% of the sum of the Adjustment Amount;

"Pro-Rata Completion Amount" means 56% of the sum of the Purchase Price.

“Purchase Price” means:

(A)          the Base Purchase Price, plus

(B)          the amount of Estimated Adjusted Cash; plus

(C)          the amount (which may be positive or negative) equal to (i) the BDDG Target Net Bank Debt minus (ii) the Estimated BDDG Net Bank Debt; minus

(D)          the absolute value of the Estimated Consolidated Indebtedness; minus

(E)          the Estimated Seller Transaction Expenses; plus

(F)          the amount (which may be positive or negative) equal to (i) the Estimated Completion Working Capital minus (ii) the Target Completion Working Capital.

"Purchase Price Notice" has the meaning given to it in Clause 3.3.2;

"Purchaser's Objection Notice" has the meaning given to it in Clause 3.2.2;

"Purchaser Warranties" means the warranties given by the Purchaser under Clause 12 (Purchaser Warranties) and set out in Schedule  7;

"Purchaser's Group" means the Purchaser and its Affiliates;

"Seller's Account" means [***], or such other account or accounts as may be notified by the Seller in writing;

"Seller's Group" means the Seller and its Affiliates;

"Seller's Group Guarantees" means the guarantees comfort letters, parent company guarantees, indemnities or similar arrangements granted by the Seller's Group entities described in Schedule  4,  directly or indirectly, in favour of the Company and BDDG, which shall be replaced by the Purchaser, except for the Abengoa Guarantee, the EPC Bond and the O&M Bond that will remain in place up to the expiry date determined, (i) for the EPC Bond, in accordance with the EPC Contract and the EPC Amendment Agreement and, (ii) for the O&M Bond and (iii) for the Abengoa Guarantee, in accordance with the O&M Amendment Agreement;

"Seller's Objection Notice" has the meaning given to it in Clause 3.3.1(C);

"Seller Related Withholding Tax" means any liability to Taxation imposed on the Purchaser, which arises as a result of the disposal of the Shares by the Seller to the Purchaser or the disposal of the Company/Abengoa Water Shareholder Loan by Abengoa Water to the Purchaser and is levied by reference to or on account of the sum paid or treated as paid for such Shares or the Company/Abengoa Water Shareholder Loan (as applicable) and is recognised or deemed to be recognised by the Seller or Abengoa Water (as applicable) on such disposal, where such Taxation is required to be accounted for or paid (in whole or in part) by the Purchaser by way of withholding or deduction at source but, for the avoidance of doubt, excluding:

(a)           any registration, stamp, transfer and similar Taxes or their equivalents payable in any jurisdiction in respect of which the Purchaser has agreed to be responsible for the payment of under Clause 16.3;

(b)           any Tax payable or suffered by a member of the Purchaser's Group or any Group Company by reference to the net profits, income or gains of that member or that Group Company; or

(c)           any Tax which arises as a result of the Purchaser's place of Tax residence in a jurisdiction other than the jurisdiction of incorporation of the Purchaser or place of business for Tax purposes in a jurisdiction other than the jurisdiction of incorporation of the Purchaser;

"Seller's Representative" means [***];

“Seller Transaction Expenses” means all fees, costs and expenses of the Company, BDDG and, if required to be paid or reimbursed by the Company or BDDG, the Seller incurred as a result of or in connection with the negotiation, preparation and performance of, and consummation of the transactions contemplated by, the Transaction

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Documents that have not been paid on or prior to Completion, excluding all fees, costs and expenses incurred by BDDG in curing any Default (as defined in the Finance Documents) under the Finance Documents or any breach under the Project Documents prior to Completion Date. For the sake of clarity, the Seller shall bear all fees, costs and expenses directly related to obtaining the Conditions Precedent in Clause 4.1;

"Seller Warranties" means the warranties set out in Schedule  5 and the Tax Warranties;

“Shareholder Loan Novation Deed” means the novation deed in the agreed form in Schedule 13;

"Shares" has the meaning given to it in Recital (A);

"Signing Date" means the date of this Agreement;

"Tax" or "Taxation" means (i) any tax, levy, duty, or other charge or withholding of a similar nature, whenever created or imposed and whether in the Netherlands, Ghana or elsewhere, as well as any contribution to any social security or employee social security scheme, including any penalties and fines and any interest in relation thereto, any costs payable in connection with any failure to pay or any delay in paying any of the same; and (ii) amounts which are required under the Treaty on the Functioning of the European Union to be repaid as unlawful state-aid and which have been received as benefits in respect of any of the forms of taxation set out under paragraph (i) of this definition;

"Tax Claim" means (without prejudice to Clause 20.2 (Entire agreement)) any claim by the Purchaser in contract, tort or otherwise under any of the Tax Covenants;

"Tax Covenants" means the covenants and other undertakings given by the Seller in respect of Tax pursuant to Schedule 10;

"Tax Records" means all returns, information, statements, accounts, registrations, computations, disclosures, notices, claims, disclaimers, elections, surrenders and applications relating to Tax;

"Tax Relief" means:

(a)            any relief, loss, allowance, exemption, set-off or credit in respect of any Taxation;

(b)            any deduction in computing income, profits or gains for the purposes of any Taxation; or

(c)            any right to repayment of Taxation including any repayment supplement or interest in respect of Tax,

and any reference to the "loss" of a relief shall include the absence, unavailability of, failure to obtain, non-existence or cancellation of any such relief or its utilisation or set-off by any person other than the Company, BDDG or any member of the Purchaser's Group, or to such relief being available only in a reduced amount;

"Tax Return" means any Tax return, including any related accounts, computations and attachments.

"Tax Warranties" means the warranties set out in Schedule  6;

"Taxation Authority" means any Governmental Entity whatsoever competent to impose any Taxation, whether in The Netherlands, Ghana or elsewhere (including any political or legal sub-division thereof or therein);

"Transaction" means the transactions contemplated by this Agreement and the other Transaction Documents;

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

"Transaction Documents" means this Agreement, the Shareholder Loan Novation Deed, the EPC Amendment Agreement and the O&M Amended Agreement;

"USD" or "$" means the lawful currency of the United States of America from time to time;

"VAT" means value added tax imposed in any member state of the European Union pursuant to EC Council Directive 2006/112 on the common system of value added tax (Directive 2006/112) and national legislation implementing that directive or any predecessor to it or supplemental to that directive, and the Ghanaian Value Added Tax or any other sales or turnover tax of a similar nature imposed in any country or any tax of a similar nature which may be substituted for or levied in addition to it;

"WPA" means the water purchase agreement entered into on 25 February 2011 by and between GWCL and BDDG for the design, construction, operation, exploitation and transfer of the Accra Reverse Osmosis Desalination Plant, as amended; and

“WPA Guarantee” means the guarantee entered into on 10 April 2012 between the Government of Ghana and BDDG.

1.2      Interpretation

In this Agreement, save where the context otherwise requires:

1.2.1       words in the singular shall include the plural, and vice versa;

1.2.2       references to one gender include other genders;

1.2.3       a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association or to a person's executors or administrators;

1.2.4       a reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.5       a reference to a "Clause" or a "Schedule" shall be a reference to a Clause or a Schedule (as the case may be) of or to this Agreement;

1.2.6       writing includes any mode of reproducing words in a legible and non transitory form;

1.2.7       the headings in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement;

1.2.8       reference to this Agreement includes any amendment to it and includes the Schedules;

1.2.9       the word "including" shall be construed without limitation;

1.2.10     unless otherwise provided, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

1.2.11     references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates the English legal term in that jurisdiction and references to any English statute or enactment shall be deemed to include any equivalent or analogous laws or rules in any other jurisdiction;

1.2.12     a reference to any other agreement shall be a reference to that agreement as amended, supplemented, assigned or novated from time to time;

1.2.13     references to a document in agreed form are to that document in the form agreed by the parties and initialled by them or on their behalf for identification; and

1.2.14     if there is any inconsistency between the meaning of any Dutch language word or phrase and any English language word or phrase in this Agreement, the English language word or phrase shall prevail to the extent of the inconsistency.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.          SALE AND PURCHASE

Subject to the terms of this Agreement and subject to the satisfaction or waiver of the conditions in Clause 4.1 and Clause 4.2:

2.1.1       the Seller, as legal and beneficial owner of the Shares, agrees to sell and transfer the Shares to the Purchaser at Completion with full title guarantee and free from Encumbrances, except for the Permitted Encumbrances;

2.1.2       Abengoa Water, as legal and beneficial owner of the Company/Abengoa Water Shareholder Loan, agrees to sell and transfer the Company/Abengoa Water Shareholder Loan to the Purchaser at Completion free from Encumbrances, except for the Permitted Encumbrances, pursuant to the Shareholder Loan Novation Deed;

2.1.3       the Purchaser agrees to acquire and accept transfer of the Shares free from Encumbrances, except for the Permitted Encumbrances, with full title guarantee and the Company/Abengoa Water Shareholder Loan free from Encumbrances;

2.1.4       The Shares (and thus the economic benefits or losses, as the case may be, of the Company) shall be for the Purchaser's risk and account (voor rekening en risico) as of the Completion Date subject to the terms of this Agreement.

The Seller waives and agrees to procure the waiver of any restrictions on transfer, including pre-emption rights, rights of first refusal or offer, and tag-along or drag-along rights, which may exist in relation to the Shares, under the articles of association of the Company, any shareholders' agreement (including the BDDG SHA) or otherwise.

3.          PURCHASE PRICE

3.1       The purchase price

3.1.1       The Purchaser shall pay at Completion the Pro-Rata Completion Amount allocated in the following order of priority:

(A)        to Abengoa Water:

(1)        the consideration for the transfer of the Company/Abengoa Water Shareholder Loan, including any accrued but unpaid interest as of this date,  which shall be an amount up to USD[***] plus the interest accrued up to Completion Date in accordance with its terms and conditions (if applicable, subject to adjustment pursuant to the proviso to this Clause 3.1.1 and Clauses 3.3 and 3.4, the "Debt Transfer Amount");

(2)        the settlement of the Intra-Group Net Balance  (to be satisfied in USD where if the relevant currency applicable to them is not USD, an amount converted in USD which shall be determined by reference to the applicable official exchange rate published by the European Central Bank at 10:00am CET on the Business Day before the Completion Date), including any accrued but unpaid interest  (if applicable, subject to adjustment pursuant to the proviso to this Clause 3.1.1 and Clauses 3.3 and 3.4, the "Debt Settlement Amount");

(B)        to the Seller:

the consideration for the purchase of the Shares, which shall be the Pro-Rata Completion Amount minus the amounts in (A) above,

provided that if following determination of the Pro-Rata Completion Amount:

(1)        the Pro-Rata Completion Amount is not sufficient to pay both the full Debt Settlement Amount contemplated by Clause 3.1.1(B) and the full Debt Transfer Amount contemplated by Clause 3.1.1(A), then:

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)         the allocation for the consideration for the purchase of the Shares in Clause 3.1.1(B) shall be USD1.00; and

(b)         the allocation for the Debt Settlement Amount shall be the Pro-Rata Completion Amount less the full Debt Transfer Amount less USD1.00; and

(c)         the allocation for the Debt Transfer Amount shall be the full Debt Transfer Amount; or

(2)        the Pro-Rata Completion Amount is not sufficient to pay the full Debt Transfer Amount contemplated by Clause 3.1.1(A), then:

(a)         the allocation for the consideration for the purchase of the Shares in Clause 3.1.1(B) shall be USD1.00; and

(b)         the allocation for the Debt Settlement Amount shall USD1.00; and

(c)         the allocation for the Debt Transfer Amount shall be the Pro-Rata Completion Amount less USD2.00.

3.1.2       If Completion occurs, the Pro-Rata Adjustment Amount (if any) shall be calculated after the Completion Date and paid in accordance with Clause 3.3.2 below.

3.1.3       After Completion the Purchaser shall pay the Deferred Payment Amounts to the Seller as follows:

(1)         the O&M Termination Payment Amount, in accordance with and subject to Clause 7.6 below;

(2)         the GWCL Invoices Deferred Payment Amount, in accordance with and subject to Clause 7.7 below; and

(3)         the Performance Deferred Payment Amount, in accordance with and subject to Clause 7.8 below.

3.2     Calculation of the Pro-Rata Completion Amount

3.2.1       Between the twentieth  (20th) and the tenth (10th) Business Day prior to the Completion Date, the Seller shall deliver to the Purchaser a written good faith estimate of each of the following, with each other than the Seller Transaction Expenses determined as of the close of business on the Completion Date, but without giving effect to any financing transactions in connection therewith:

(A)        the Estimated Completion Balance Sheet;

(B)        the Estimated Adjusted Cash;

(C)        the Estimated BDDG Bank Debt;

(D)        the Estimated BDDG Debt Service Reserve Balance;

(E)        the Estimated BDDG Net Bank Debt;

(F)        the Estimated Consolidated Indebtedness;

(G)        the Estimated Completion Working Capital;

(H)        the Estimated Seller Transaction Expenses;

(I)          the Purchase Price; and

(J)         the Pro-Rata Completion Amount

(the "Purchase Price Notice").  Immediately following delivery of the Purchase Price Notice, the Seller shall, and shall cause the Company and BDDG to, provide to the Purchaser reasonable access, during regular business hours, to all information, documentation reasonably requested by the Purchaser or its advisors

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in respect of the Purchase Price Notice, including but not limited to access to any corporate books and records related to the Company and BDDG in accordance with customary protocols regarding such access.

3.2.2       The Purchaser may object to the items in the Purchase Price Notice by written notice to the Seller within five (5) Business Days following receipt thereof, which notice shall specify in detail, to the Seller's satisfaction, those items or amounts as to which the Purchaser objects (the "Purchaser Objection Notice") and the Parties shall be deemed to have agreed upon all other items and amounts contained in such Purchase Price Notice which are not impacted by items or amounts objected to in the Purchaser Objection Notice (the "Undisputed Amounts"). If no Purchaser Objection Notice is made within the abovementioned period, then the items in the Purchaser Price Notice shall be conclusive, final and binding upon the Parties and shall constitute the Pro-Rata Completion Amount.

3.2.3       Without prejudice to any Purchaser Objection Notice, the Parties shall carry out Completion in accordance with Clause 6. In such case the Purchaser shall only pay at Completion the Undisputed Amounts of the Pro-Rata Completion Amount and the disputed amounts shall be paid in accordance with Clause 3.3.

3.3     Adjustment Amount

3.3.1        Adjustment Amount Calculation

(A)        No later than  ninety (90) days after the Completion Date, the Purchaser shall deliver to the Seller a statement reflecting the following (the "Draft Completion Calculation"), each other than the Seller Transaction Expenses determined as of the close of business on the Completion Date, but without giving effect to the consummation of the transactions contemplated by this Agreement or any financing transactions in connection therewith:

(1)         the Completion Balance Sheet;

(2)         the Adjusted Cash;

(3)         the BDDG Bank Debt;

(4)         the BDDG Debt Service Reserve Balance;

(5)         the BDDG Net Bank Debt;

(6)         the Consolidated Indebtedness;

(7)         the Completion Working Capital;

(8)         the Seller Transaction Expenses;

(9)         the Adjustment Amount; and

(10)       the Pro-Rata Adjustment Amount

(B)        Immediately following delivery of the Draft Completion Calculation, the Purchaser shall, and shall cause the Company and BDDG to, provide to the Seller reasonable access, during regular business hours, to all information, documentation reasonably requested by the Seller or its financial advisors in respect of the Draft Completion Calculation, including but not limited to access to any financial books and records related to the Company and BDDG in accordance with customary protocols regarding such access.

(C)       The Seller may object to the Draft Completion Calculation by written notice to the Purchaser within thirty (30) days following receipt thereof, which notice shall specify in reasonable detail those items or amounts as to which the Seller objects (the "Seller Objection Notice") and the Parties shall be deemed to have agreed upon all other items and amounts contained in

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

such Draft Completion Calculation which are not impacted by items or amounts objected to in the Objection Notice. The Objection Notice shall set forth the Seller’s proposed adjustment to each disputed amount or calculation and the rationale for such disputes.  If no Purchaser Objection Notice has been delivered or no Seller Objection Notice is made within the period, then the Draft Completion Calculation shall be conclusive, final and binding the Parties and shall constitute the "Final Completion Calculation" and the amount resulting will be the "Final Completion Amount".

(D)        If a Purchaser Objection Notice has been delivered and/or a Seller Objection Notice is delivered by the Seller, the Parties shall in good faith attempt to resolve any matters in dispute as promptly as practicable. If the Parties are unable to resolve all such items in dispute within thirty  (30)  days after the receipt of the Draft Completion Amount, then either Party may submit those items or calculations in dispute for resolution to any of the "Big Four" firms which is not conflicted with any of the Parties (either being the "Independent Firm"). The Independent Firm will limit its review only to the specific items or calculations in dispute and pursuant to the rules and parameters set out in this Agreement, including Schedule 2.  If the Parties submit any such dispute to the Independent Firm, each such party may submit a “position paper” to the Independent Firm and the other party setting forth the position of such submitting party with respect to such dispute, to be considered by such Independent Firm as it deems fit; provided that, the Independent Firm shall base its determinations solely on information provided by the Parties and the provisions of this Agreement and not by independent review or development of each disputed item. In addition, in resolving any disputed item, the Independent Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the least value for such item claimed by either party. In the case of a dispute and the hiring of an Independent Firm in accordance with this Clause, the fees and expenses of the Independent Firm shall be shared equally by the Parties. The Parties shall instruct the Independent Firm to submit its determination or opinion in a written statement delivered to the Parties as promptly as practicable, but in no event later than thirty (30) days after the appointment of such Independent Firm, and such determination or opinion, together with those items accepted by the Purchaser and the Seller in respect of the Draft Completion Calculation or otherwise resolved between the Parties in accordance with the first sentence of this paragraph shall be conclusive, final and binding on the Parties without possibility of amendment or appeal and shall constitute the "Final Completion Calculation"  and the amount resulting will be the "Final Completion Amount".

(E)        While the Independent Firm is making its determination hereunder, the Parties shall not communicate with the Independent Firm on the subject matter of its review, except by joint conference call, joint meeting or letter with copy simultaneously delivered to the other Parties.

(F)        The Parties will bear their respective fees and expenses (including those of their respective advisors) in preparing or reviewing, as the case may be, the Draft Completion Calculation.

(G)       The accounting procedures provided for in Schedule  2 shall be the exclusive and conclusive methodology for determination of the matters covered thereby and shall be binding upon the Parties and shall not be contested by any of them other than as provided for in this Clause 3.3.1.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.3.2       Pro-Rata Adjustment Amount

If the Pro-Rata Adjustment Amount is a positive number, promptly following the date of the Final Completion Calculation, and in any event within five (5) Business Days of the date of the Final Completion Calculation, the Purchaser shall pay an aggregate amount equal to the Pro-Rata Adjustment Amount to the Seller into the Seller's Account.  If the Pro-Rata Adjustment Amount is a negative number, promptly following the date of the Final Completion Calculation, and in any event within five (5) Business Days of the date of the Final Completion Calculation, the Seller shall pay an aggregate amount equal to the Pro-Rata Adjustment Amount to the Purchaser.  Any payments made pursuant to this Clause 3.3.2 shall be treated as an adjustment to the Purchase Price for applicable Tax purposes, unless otherwise required by Law.

Any disputed amounts by the Seller or the Purchaser in accordance with Clause 3.2.2 shall accrue (from the Completion Date up to the date of payment of the Pro-Rata Adjustment Amount) interest at a rate per annum equal to 3% calculated daily that will be paid by the Seller or the Purchaser, as applicable, together with the Pro-Rata Adjustment Amount, unless the Parties agree otherwise.

3.4     Potential  adjustment to the Base Purchase Price

3.4.1       [***]Should [***] result in an amended WPA and revised Facility Agreement that [***], the Base Purchase Price shall be adjusted at Completion so that [***]. For clarification, there will be no increase in the Base Purchase Price as a result of this adjustment, provided however, that if the resulting Base Purchase Price is lower than USD [***]:

(A)        the Purchaser may within 10 days from the date of receipt of notice in writing by the Purchaser of the determination of the Base Purchase Price provide the Seller with notice in writing that it wishes to proceed with Completion on the basis of a Base Purchase Price of USD[***], and Completion shall so proceed; and

(B)        if the Purchaser does not provide notice in accordance with 3.4.1(A), the Seller shall have 15 days commencing from the end of the 10-day period referred to in Clause 3.4.1(A) to provide the Purchaser with notice in writing that Seller wishes to terminate this Agreement in accordance with Clause 15.1.6, in which case this Agreement shall be terminated in accordance with Clause 15.1.6; and

(C)        if the Seller does not provide notice to the Purchaser in accordance with Clause 3.4.1(B) ,  the Parties shall proceed with Completion on the basis of the revised Base Purchase Price (notwithstanding that the Base Purchase Price is lower than USD[***]), and Completion shall so proceed.

3.4.2       If the Purchaser delivers a Purchaser Objection Notice pursuant to Clause 3.2.2 (in relation to which the dispute amount is either agreed by the Seller or is otherwise determined pursuant to Clause 3.3.1(D)) or there is a negative Pro-Rata Adjustment Amount pursuant to Clause 3.3.2, then the consequent reduction to the

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Pro-Rata Completion Amount shall be applied as follows, subject to minimum amounts set forth in the proviso to Clause 3.1.1:

(A)        first,  to the consideration amount detailed in Clause 3.1.1(B) for the purchase of the Shares;

(B)        secondly, to the consideration payable as detailed in Clause 3.1.1(A)(2);

(C)        thirdly, to the consideration payable as detailed in Clause 3.1.1(A)(1).

4.          CONDITIONS PRECEDENT TO THE TRANSACTION

4.1        Conditions Precedent to Obligations of Purchaser and Seller

The Parties and Abengoa Water have agreed that the transfer of both the Shares and the Shareholder Loan to the Purchaser and the respective obligations of the Parties to complete pursuant to Clause 6 are conditional upon the following conditions:

4.1.1       the Seller having obtained a written approval waiver from each of (i) Daye Water Investment (Ghana) B.V. and (ii) Hydrocol Limited regarding the change of control of the Company for the purposes of ensuring that the change of control is not an Event of Default (as defined in the BDDG SHA);

4.1.2       the Seller having obtained the written approval, consents  and waivers (as applicable) of (i) all Lenders (as defined in the Facility Agreement) and as required under the Equity Support Agreement, (ii) MIGA, (iii) BDDG, (iv) Sojitz Corporation, (v) Daye Water Investment BV, (vi) Hydrocol Limited and (vii) Abengoa S.A. regarding the change of control of BDDG pursuant to the Equity Support Agreement and/or the Facility Agreement (as applicable) in form and substance reasonably acceptable by the Purchaser.

4.2     Conditions Precedent to Obligations of Purchaser

The obligations of the Purchaser to complete the transactions contemplated by this Agreement are subject to the satisfaction or waiver by the Purchaser in writing of each of the following conditions:

4.2.1       the Seller having obtained the written approval of the lenders under the Master Restructuring Agreement for the release of the pledge over the receivables of the Company/Abengoa Water Shareholder Loan;

4.2.2       a legally binding heads of terms (or similar document) has been executed between Government of Ghana, GWCL and BDDG in which the parties agree to revise the Capacity Charge and the Variable Water Charge, and indexation of both of those charges, applicable to the Water Purchase Agreement (such revised terms to include sufficient detail to carry out a calculation of the adjustment referred to in Clause 3.4.1);

4.2.3       the credit committees of each of Nedbank and Standard Bank as senior lenders to BDDG have approved the revision of one or more financing terms and conditions of the Facility Agreement (e.g. tenor extension, interest rate reduction, debt service reserve account funding flexibility, etc.), such revision(s) which shall be implemented in the calculation of the adjustment referred to in Clause 3.4.1;

4.2.4       no material default by BDDG subsisting under the Finance Documents or the Project Documents,  at the time the remaining conditions under Clause 4.1 and this Clause 4.2 have been satisfied or waived;

4.2.5       no Material Adverse Change shall have occurred,

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

provided that the conditions in Clause 4.2.2 and Clause 4.2.3 shall not be satisfied if the legally binding heads of terms (or similar document) referred to in Clause 4.2.2 and the approved revisions of the Facility Agreement referred to in Clause 4.2.3 include terms or conditions that, taken as a whole, result in a net effect that is materially detrimental to the Company, BDDG or the business, economics, finances or operations of the Company or BDDG.

4.3      Longstop Date

4.3.1       The Seller shall use all reasonable endeavours to procure that the conditions in Clause 4.1 and Clause 4.2 are satisfied as soon as practicable following the Signing Date.

4.3.2       The Purchaser shall use its commercially reasonable endeavours (which shall not include having to make any payments) to assist the Seller in satisfaction of the conditions in Clauses 4.1.1, 4.1.2 and 4.2.1.

4.3.3       Both Parties may, to such extent as they think fit (in their absolute discretion), waive the conditions in Clause 4.1 to its obligations by notice in writing to the other Party. The Purchaser may, to such extent as it thinks fit (in its absolute discretion), waive the conditions in Clause 4.2 to its obligations by notice in writing to the Seller.

4.3.4       If any of the conditions in Clause 4.1 has not been fully satisfied or waived by both Parties by the Longstop Date (or if a condition in Clause 4.1 becomes impossible to satisfy on or before the Longstop Date):

(A)        the Parties may jointly agree in writing to extend the Longstop Date; or

(B)        provided that the conditions in Clause 4.2 have been fully satisfied or waived by the Purchaser, then a Party may, provided that such Party is not in breach of its obligations under this Agreement, by notice in writing to the other Party, terminate this Agreement.

4.3.5       If a condition in Clause 4.2 has not been fully satisfied or waived by the Purchaser, then, the Purchaser may:

(A)        by notice to the Seller nominate a date which is no more than thirty (30) days after the Longstop Date for the condition in Clause 4.2 to be satisfied by (in which case Clause 4 (Conditions Precedent to Transaction) shall apply) and if the condition in Clause 4.2 still remains unsatisfied or has not been waived by Purchaser at the date of the deferred Longstop Date, then any Party may, provided that it is not in breach of its material obligations under this Agreement, terminate this Agreement by notice in writing to the other Party;

(B)        elect to effect Completion as far as practicable and without prejudice to its other rights under this Agreement; or

(C)        provided that it is not in breach of its obligations under the Agreement, terminate this Agreement by notice in writing to the Seller.

4.4     Seller undertakings in relation to the conditions

The Seller undertakes to keep the Purchaser reasonably informed as to the progress towards satisfaction of the conditions in Clauses 4.1 and 4.2.

4.5     Satisfaction of the conditions

4.5.1       The Seller shall promptly notify the Purchaser of the satisfaction of the conditions in Clauses 4.1 and 4.2,  and in any case no later than five (5) Business Days after each such Conditions Precedent have been satisfied.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.5.2       Within five (5) Business Days following the receipt by the relevant Party of the notice relating to the satisfaction of the last outstanding Condition Precedent, the Seller shall serve a written notice to the Purchaser (the "Completion Notice") indicating the date and time of Completion which, in any event, shall take place between five (5) and twenty (20) Business Days following the date of satisfaction of the last outstanding Condition Precedent (the "Completion Date").

5.          PERIOD PRIOR TO COMPLETION

5.1        Seller restrictions

Subject to Clause 5.4 (Derogations from restrictions), from and including the Signing Date up to and including Completion, the Seller shall not (and shall not agree to) and, to the extent applicable, shall procure that the Company shall not (and shall not agree to), except with the prior written consent of the Purchaser:

5.1.1       create grant or issue, or agree to create grant or issue any Encumbrance over the Shares or the BDDG Shares or the assets of the Company or BDDG; or

5.1.2       sell or agree to sell the Shares or the BDDG Shares (in whole or in part) to a third party or accept any offer from a third party to purchase the Shares or the BDDG Shares (in whole or in part); or

5.1.3       pass a resolution to amend the Company's or BDDG’s articles of association (or otherwise so amend the Company’s or BDDG’s articles of association), or pass a resolution to dissolve the Company BDDG or to merge or de-merge, or split the Company or BDDG.

5.2     Seller restrictions in relation to the Company

Subject to Clause 5.4 (Derogations from restrictions), from and including the Signing Date up to and including Completion, the Seller shall procure that the Company shall not (and shall not agree to), except with the prior written consent of the Purchaser:

5.2.1       trade or otherwise carry out any business or activities other than holding the BDDG Shares as an investment;

5.2.2       merge or consolidate with any other Person, propose any scheme or plan of arrangement, reconstruction, reorganisation, amalgamation, merger or demerger or liquidate its assets, operations or businesses; or

5.2.3       enter into modify or terminate any Material Contract or take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any Material Contract; or

5.2.4       enter into partnerships, joint ventures or similar transactions or create or invest in any subsidiary; or

5.2.5       create, grant or issue, or agree to create, grant or issue any Encumbrance over any asset of the Company or BDDG (except to the extent required under the Facility Agreement or the Equity Support Agreement); or

5.2.6       incur any Indebtedness, issue any debt securities or assume, guarantee, endorse or otherwise be responsible for the obligations of any Person for an amount higher than USD[***];  or

5.2.7       enter into, amend, modify or terminate any agreement with respect to, any Indebtedness for borrowed money or guarantee, or enter into, amend, modify or terminate any guarantee of, such indebtedness of another Person for an amount higher than USD [***],  amend, modify or terminate any debt securities or warrants or other rights to acquire any debt security of the Company or BDDG; or

5.2.8       issue, sell, transfer or allot any shares or other securities or repurchase, cancel, retire, redeem or otherwise acquire the shares or other securities of the Company (including the Shares) or BDDG (including the BDDG Shares); or

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.2.9       change any accounting methods, practices or procedures by reference to which the Accounts are drawn up; or

5.2.10      transfer, sell, assign, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any assets, product lines, operation rights or businesses of the Company for an amount higher than USD [***];  or

5.2.11      declare, pay or make any dividend or distribution of its assets or make any other payment of any kind with respect to, any Shares or BDDG Shares or any other ownership or equity interest in the Company or BDDG; or

5.2.12      give any financial or performance guarantee, or any similar security or indemnity for an amount higher than USD [***];  or

5.2.13      pay any management charge to the Seller (or any member of the Seller's Group) for an amount higher than USD, [***];  or

5.2.14     incur any liability to the Seller or any member of the Seller's Group, other than trading liabilities incurred in the normal course of the Business; or

5.2.15     enter into any agreement (or modify any subsisting agreement) with any trade union, or any agreement that relates to any works council; or

5.2.16     unless required by Applicable Law, make any material change or take any action relating to the filing of any Tax Return, treatment or payment of any Tax, the Tax policy or the position related to Tax; and

at all times from and including the Signing Date up to and including Completion, the Seller shall:

5.2.17     procure that the Company not carry on any other business or enter into any transactions or activities;

5.2.18     procure that BDDG carry on the Business in the normal course and in the manner provided in this Clause 5;

5.2.19     promptly notify the Purchaser in writing of any material change in the Business, financial results, financial position, assets or liabilities of the Company or BDDG;

5.2.20     promptly provide the Purchaser, its agents and representatives with such information relating to the business and affairs of the Company and BDDG, and such access to their corporate and financial books and records, as the Purchaser may reasonably require from time to time except for the access to information which is  confidential in accordance with confidentiality undertakings assumed prior to the date of this Agreement or commercially sensitive information for the Seller or any of its Affiliates;

5.2.21    provide the Purchaser with the monthly management accounts (balance sheet, profit and loss statement and cash flow statement) of the Company and BDDG in respect of each month, in each case promptly (and in any case within seven days) after the Company and/or the Seller receives the same. The Seller shall not be liable for the contents of the monthly management accounts, that will be provided for information purposes only; and

5.2.22     not induce, or attempt to induce (whether directly or indirectly), any of the employees of the Company or BDDG to terminate their employment.

5.3     Company restrictions in relation to BDDG

Subject to Clause 5.4 (Derogations from restrictions), from and including the Signing Date up to and including Completion, the Seller shall, and shall cause the Company to, procure that BDDG shall not (and shall not agree to), except with the prior written consent of the Purchaser:

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5.3.1       merge or consolidate with any other Person, propose any scheme or plan of arrangement, reconstruction, reorganisation, amalgamation, merger or demerger or liquidate its assets, operations or businesses; or

5.3.2       enter into modify or terminate any Material Contractor take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any Material Contract; or

5.3.3       enter into partnerships, joint ventures or similar transactions or create or invest in any subsidiary; or

5.3.4       create, grant or issue, or agree to create, grant or issue any Encumbrance over any asset of BDDG (except to the extent required under the Facility Agreement or the Equity Support Agreement); or

5.3.5       incur any Indebtedness, issue any debt securities or assume, guarantee, endorse or otherwise be responsible for the obligations of any Person or enter into, amend, modify or terminate any agreement with respect to, any Indebtedness for borrowed money or guarantee, or enter into, amend, modify or terminate any guarantee of, such indebtedness of another Person for an amount higher than USD [***],  or amend, modify or terminate any debt securities or warrants or other rights to acquire any debt security of BDDG; or

5.3.6       issue, sell, transfer or allot any shares or other securities or repurchase, cancel, retire, redeem or otherwise acquire the shares or other securities of BDDG (including the BDDG Shares); or

5.3.7       repay the loan pursuant to the Company/BDDG Shareholder Loan Agreement; or

5.3.8       change any accounting methods, practices or procedures by reference to which the Accounts are drawn up except for the treatment of the service concession under IFRIC12 that needs to be revised in the accounts of BBDG; or

5.3.9       transfer, sell, assign, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material assets, product lines, operation rights or businesses of BDDG for an amount higher than USD [***];  or

5.3.10     allow any delay in terms of collection of trade receivables, modify its policy in terms of payment of trade creditors or management of its inventories, or authorize any derogation to contractual terms in relation to any other item comprised in the working capital or of its cash or cash-equivalent resources; or

5.3.11     dispose of any assets used or required for the operation of the Business, other than inventory sold in the ordinary course of the Business consistent with past practices for an amount higher than USD [***];  or

5.3.12     incur any capital expenditure on any individual item in excess of USD  [***]; or

5.3.13     make any loan or cancel, release or assign any Indebtedness owed to it or any claims held by it for an amount higher than USD [***];  or

5.3.14     make any acquisitions outside of the ordinary course of the Business from any other Person with a value or purchase price in excess of USD [***] in the aggregate; or

5.3.15     enter into any lease, lease-hire or hire-purchase agreement or agreement for payment on deferred terms for an amount higher than USD [***]; or

5.3.16     declare, pay or make any dividend or distribution of its assets or make any other payment of any kind with respect to, any BDDG Shares or any other ownership or equity interest in BDDG; or

5.3.17     (i) enter into any contract with respect to, or make any alterations to the terms of, employment or consulting arrangements (including benefits) of any existing or future directors, officers, employees or consultants of BDDG and, without limiting the generality of this, (ii) grant any severance or termination payment unless

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required by applicable Law, or (iii) give or change any benefits payable under existing severance or termination payments ; or

5.3.18     unless required by Applicable Law, amend any agreements or arrangements for the payment of pensions or other benefits on retirement to any of its current or former employees or directors; or

5.3.19     unless required by applicable Law, provide any payment in-kind to any director, officer, employee or consultants; or

5.3.20     dismiss any of its employees or employ or engage (or offer to employ or engage) any person; or

5.3.21     give any financial or performance guarantee, or any similar security or indemnity for an amount higher than USD [***];  or

5.3.22     commence, settle or agree to settle any legal proceedings relating to the Business, or otherwise concerning BDDG that would involve a payment or receipt by BDDG of an amount in excess of USD [***] in the aggregate ; or

5.3.23     pay any management charge to the Seller (or any member of the Seller's Group) for an amount higher than USD [***];  or

5.3.24     incur any liability to the Seller or any member of the Seller's Group, other than trading liabilities incurred in the normal course of the Business; or

5.3.25     enter into any agreement (or modify any subsisting agreement) with any trade union, or any agreement that relates to any works council; or

5.3.26     vary the terms on which it holds any of the Leased Properties, or settle any rent review for an amount higher than USD [***];  or

5.3.27     permit any of its insurance policies to lapse or do anything which would reduce the amount or scope of cover or make any of its insurance policies void or voidable; or

5.3.28     unless required by Applicable Law, make any material change or take any action relating to the filing of any Tax Return, treatment or payment of any Tax, or the Tax policy or the position related to Tax.

5.4     Derogations from restrictions

The Seller is not prevented pursuant to Clause 5.1 (Seller restrictions), Clause 5.2 (Seller restrictions) or Clause 5.3 (Company restrictions) from taking or omitting to take any actions or decisions, and shall not require the Purchaser's consent in respect of any such action or decisions, to the extent that they are:

5.4.1       Disclosed in the Disclosure Letter with express reference to this Clause 5.4; or

5.4.2       expressly required under this Agreement or taken or omitted at the express written direction of the Purchaser; or

5.4.3       required under any contract, undertaking or arrangement entered into by the Company or BDDG before the date of this Agreement that has been expressly Disclosed in the Disclosure Letter as being contracts, undertakings or arrangements which relate to this Clause 5.4.2; or

5.4.4       specifically required to comply with any legal or regulatory obligation; or

5.4.5       necessary due to emergency operational requirements, including any works required to be undertaken, provided that the Purchaser shall have been informed as soon as possible and to the extent possible prior to any such decision or action, and provided that nothing in this Clause will allow the Seller to approve any capital expenditures without the Purchaser's prior written consent (or as otherwise contemplated in this Agreement).

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5.5     Pre-Completion notifications

As soon as reasonably practicable but in no event later than five (5) Business Days prior to Completion, the Purchaser shall notify the Seller of the full names and necessary personal details of those persons nominated by the Purchaser to become the directors and auditors (if any) of the Company at Completion.

5.6     Powers of Attorney

No later than two (2) Business Days prior to Completion:

5.6.1     the Purchaser shall deliver:

(A)        to the Notary a duly executed, legalized and apostilled power of attorney accompanied by a statement of local counsel confirming due authority of the signatories, each in a form acceptable to the Notary with regard to the transfer of the Shares from the Seller to the Purchaser;

(B)        a  copy of such document to the Seller.

5.6.2      the Seller shall deliver:

(A)        to the Notary a duly executed, legalized and apostilled power of attorney accompanied by a statement of local counsel confirming due authority of the signatories, each in a form acceptable to the Notary, with regard to the transfer of the Shares from the Seller to the Purchaser;

(B)        to the Notary the original shareholders register of the Company and a PDF copy of the notarial deed whereby the Seller historically subscribed or acquired the Shares;

(C)        to the Notary an original POA granted by the Company in favour of the Notary (and any other person as required by the Notary) with regard to the acknowledgement of the transfer of the Shares by the Company; and

(D)        copies of such documents to the Purchaser.

5.7     Payment of the Pro-Rata Completion Amount

No later than one (1) Business Day prior to the Completion Date, the:

5.7.1        Seller and the Purchaser shall execute the Notary Letter; and

5.7.2        Purchaser shall pay the amount of the Pro-Rata Completion Amount under Clause 3.1.1(B) into the Notary's Account to be held under the terms of the Notary Letter.

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6.          COMPLETION

6.1        Time and location

6.1.1       Completion shall take place on the Completion Date at the offices of the Notary or at such place as is agreed by the Parties in writing.

6.1.2       The Completion Date shall be:

(A)        the date set out by the Seller in the Completion Notice; or

(B)        if Completion is deferred in accordance with Clause 6.4, in which event the Completion Date shall be the date to which Completion is so deferred; or

(C)        any other date agreed by the Seller and the Purchaser in writing.

6.2     Completion obligations

At Completion:

6.2.1       the Seller shall deliver to the Purchaser:

(A)        a copy of the O&M Amendment Agreement in the form attached as Schedule  3 duly executed by Abengoa Water and BDDG;

(B)        a copy of the EPC Amendment Agreement in the form attached as  Schedule 14 duly executed by the parties thereto;

(C)        a certified copy of the Abengoa Guarantee;

(D)        written confirmation from Abengoa Water of settlement of the Receivables and evidence of releases for any Encumbrances securing the Company’s obligations for any Indebtedness of the Company, in each case in a  form reasonably acceptable to the Purchaser;

(E)        a certified copy of the resolution of the general meeting of shareholders of the Seller authorising the Transaction;

(F)        original executed written resignations in the agreed form of all the directors and, if applicable, company secretary of the Company and BDDG (taking effect on and from Completion);

(G)        a  copy  of the termination of the Management Services Agreement;

(H)        a certificate in agreed form signed by a director of the Seller confirming that:

(1)         the conditions in Clauses 4.2.2, 4.2.3, 4.2.4 and 4.2.5 have been satisfied;

(2)         the Fundamental Seller Warranties are true and accurate in all respects and are not misleading as of the Signing Date and on the Completion Date;

(3)         each of the Business Warranties and the Tax Warranties shall be true and correct as of Completion;

(4)         the covenants and agreements of the Company, BDDG and the Seller to be performed on or prior to the Completion Date (including such covenants and agreements in Clause 5 (Period prior to Completion)) have been duly performed in all material respects;

(I)          a certified copy of the minutes of the general meeting of the shareholder of the Company whereby, as at Completion:

(1)         the resignation of the existing directors of the Company is accepted (with effect from Completion) and the existing directors are given irrevocable discharge for the management of the Company up to Completion;

(2)         it is resolved to appoint the directors and auditors (if any) nominated by the Purchaser pursuant to Clause 5.5 (Pre-Completion Notifications);

(3)         it is resolved to revoke the existing bank mandates and powers of attorney of the Company unless otherwise instructed by the Purchaser pursuant to Clause 5.5;

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(J)         all books, records and documents of or related to the Company and BDDG that are in possession of the Seller or the Company, the registers, minute books and other records required to be kept by the Company and BDDG required to be kept in accordance with Applicable Law, in each case properly written up as at the Completion Date, together with the common seals (if any), certificates of incorporation and any certificates of incorporation on change of name for each of the Company and BDDG;

(K)        the definitive share certificates for the Shares or an indemnity, in agreed form, for any lost certificates;

(L)         the share certificates in respect of all issued shares in the capital of BDDG held by the Company; and

(M)        signed minutes, in agreed form, of each of the board meetings held by the Company and BDDG if required pursuant to this Agreement;

(N)        a copy of the corporate resolutions of BDDG whereby the number of the authorised shares of BDDG are corrected, through (i) the increase of the authorised shares up to 50,000,000, (ii) then, the invalidation of the excess issued shares and (iii) re-issue of shares equivalent to the invalidated excess shares such that the total issued shares of BDDG will stand at 13,179,373;

6.2.2       the Seller and the Purchaser shall procure that the:

(A)        Deed of Transfer is executed by and before the Notary; and

(B)        the amount of Pro-Rata Completion Amount under Clause 3.1.1(B) is released by the Notary to the Seller in accordance with the terms of the Notary Letter, which release is actually not effectuated at Completion but in any event one Business Day after Completion.

6.2.3       the Seller shall call a  shareholders meeting of BDDG to be held at Completion at which the following matters are approved:

(A)        acceptance of the resignations of the directors appointed by the Company and these directors are given irrevocable discharge for the management of BDDG, with effect from the end of the relevant board meeting;

(B)        the appointment of the persons nominated by the Purchaser as directors  of BDDG, with effect from the end of the relevant board meeting.

6.2.4       the Purchaser shall deliver:

(A)        any documents executed by it in agreed form to give effect to the release and/or replacement of the Seller's Group Guarantees;

(B)        executed copies of the deed of accession of the Purchaser to the Equity Support Agreement in respect of matters after Completion and, if required, the BDDG SHA; which shall include the release and/or replacement of the Seller's Group entities in relation to their undertakings under those agreements.

(C)        a certificate in agreed form signed by a director of the Purchaser confirming that:

(1)         the Purchaser Warranties are true and accurate in all respects and are not misleading as of the Signing Date and on the Completion Date;

(2)         the covenants and agreements of the Purchaser to be performed on or prior to the Completion Date have been duly performed in all material respects;

6.2.5       The Purchaser shall pay to Abengoa Water the Debt Transfer Amount and the Debt Settlement Amount through a bank transfer into the Abengoa Water's Account in clear funds.

6.2.6       Abengoa Water, the Company and the Purchaser shall execute the Deed of Novation of the Company/Abengoa Water Shareholder Loan in accordance with the agreed form in Schedule 13.

6.2.7       Abengoa Water and the Purchaser shall execute the novation agreement of the consulting and advisory services agreement entered into between Abengoa Water and Hydrocol Ltd. dated 19 November 2011,

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so that the Purchaser will step into Abengoa Water's contractual position in accordance with the agreed form in Schedule 16.

6.3     Updated corporate records

As soon as reasonably practicable after Completion, the Purchaser shall update:

6.3.1        the register of shareholders of the Company, evidencing that the transfer of the Shares from the Seller to the Purchaser has been registered; and

6.3.2        the records maintained by the Dutch chamber of commerce to evidence that:

(A)        the Purchaser is the sole shareholder of the issued share capital in the Company;

(B)        the resignations of the existing directors and the appointments of the directors nominated by the Purchaser pursuant to Clause 5.5 (Pre-Completion Notifications) have been registered; and

(C)        the registered address of the Company has been changed to that nominated by the Purchaser.

6.4     Default

If the Seller does not comply with any requirement in Clause 6.2.1 or Clause 6.2.2 or Clause 6.2.3 in any respect, or if the Purchaser does not comply with any requirement in Clause 6.2.3 or Clause 6.2.4 in any respect, at the time and on the date set for Completion, then the non-defaulting Party may, provided that it is not also in breach of this Agreement (in which case it may not terminate this Agreement), acting in its sole discretion:

6.4.1        defer Completion to a date nominated by such non-defaulting Party no more than thirty  (30) days after the date on which Completion was scheduled to occur (in which case Clause 5.7 (Payment of the Pro-Rata Completion Amount) and this Clause 6.4 (Default) shall apply to the deferred Completion);

6.4.2        elect to effect Completion as far as practicable and without prejudice to its other rights under this Agreement; or

6.4.3        terminate this Agreement by notice in writing to the defaulting Party (such termination shall not affect such Party's accrued rights and obligations at the date of termination).

7.          POST COMPLETION

7.1     Seller's Group Guarantees

If there are other guarantees, comfort letters, parent company guarantees, indemnities or similar arrangements whereby a member of the Seller's Group (other than the Company and BDDG) has agreed to guarantee (or counter-guarantee) the obligations or undertakings of the Company or BDDG to carry out their businesses which are not included in Schedule 9, the Purchaser and the Seller shall discuss in good faith in order to find a reasonable solution to replace them within thirty (30) days from the date of the notice made by the Seller regarding the request for replacement of such guarantees.

7.2     De-branding

As soon as reasonably possible and in any event within forty five (45) days following Completion, the Purchaser shall:

7.2.1       cause the Company to cease after Completion to use any stationery, invoices, forms, seals, trademarks, logos or other similar articles or symbols showing the expression "Abengoa", "Befesa" or any other expression likely to suggest a connection with the Seller's Group.

7.2.2       amend the articles of association of the Company, and do all such other things as may be necessary, so as to change the name of the Company to a name that does not include "Abengoa", "Befesa" or any other expression likely to suggest a connection with the Seller's Group; and notify the Seller promptly after the name of the Company has been changed.

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7.3     Continuation

So far as it remains to be performed, this Agreement shall continue in full force and effect notwithstanding Completion.

7.4     Preservation of records

The Purchaser undertakes to the Seller that it shall following Completion, and shall procure that the Purchaser's Affiliates (including the Company and BDDG) shall following Completion, preserve, or procure the preservation of, for a period of at least seven (7) years from Completion, all books, records and documents of or relating to the Company and BDDG or any of them existing at Completion.  The Seller undertakes to the Purchaser that it shall, and shall procure that its Affiliates shall, in respect of any books, records and documents relating to the Company or BDDG existing at Completion which were mistakenly, not delivered to the Purchaser at Completion, preserve, or procure the preservation of, for a period of at least seven (7) years from Completion, such books, records and documents.  In the case of the Purchaser, it shall permit and shall procure that its Affiliates (including the Company and BDDG) shall permit, upon reasonable notice (and in any event within seven (7) days of written notice being given) and during normal business hours, the employees, agents and professional advisers of the Seller access to such books, records and documents and the right to inspect the same and make copies thereof.  In the case of the Seller, any such books, records and documents shall immediately be delivered to the Purchaser on discovery that the Seller continues to hold those books, records and documents that should have, but for its mistake, have been delivered to the Purchaser at Completion.

7.5     Return of documentation

If Completion does not take place, the Purchaser undertakes to the Seller that it shall forthwith on request by the Seller deliver to the Seller, or procure the delivery to the Seller of, all accounts, records, documents and papers of or relating to the Seller, or any of the Seller's Affiliates (including the Company and BDDG) which shall have been made available to it by or on behalf of the Seller and all copies or other records derived from such materials and that it shall remove, subject to Purchaser’s retention policies, any information derived from such materials or otherwise concerning the subject matter of this Agreement from any computer, word processor or other device containing information.  If so requested by the Seller, the Purchaser shall provide a certificate signed by one of its directors confirming full compliance with the obligations contained in this Clause 7.5.

7.6     O&M Termination Payment Amount

Within five (5) Business Days from the expiry or termination of the O&M Agreement subject to Abengoa Water not being in default pursuant to the terms of the O&M Agreement (as amended by the O&M Amendment Agreement), the Purchaser shall pay to the Seller a sum of US$[***] (the "O&M Termination Payment Amount") or, if Abengoa Water is in default, once such default has been remedied.

7.7     GWCL Invoices Deferred Payment Amount

The aggregate of the overdue invoices from GWCL to BDDG under the WPA will be calculated at Completion in accordance with Schedule 2 (the "Completion Overdue Amount"). To the extent total overdue receivables in the future are reduced below the Completion Overdue Amount at the relevant date of calculation, then the Purchaser shall pay the Seller 50% of the difference between the Completion Overdue Amount and the total overdue receivables at that time (the "GWCL Invoices Deferred Payment Amount") within five (5) Business Days after the calculation date below.

For these purposes, from the Completion Date to the first anniversary of the Completion Date, the Purchaser shall deliver to the Seller bimonthly updates (at the 15th and the last day of the relevant month) of the payments received by BDDG from GWCL and settlement updates of any amounts payable to the Seller under this Clause. For the sake of clarity, the aggregate GWCL Invoices Deferred Payment Amount shall not exceed 50% of the Completion Overdue Amount and all outstanding invoices shall be treated on an aggregate

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

basis with no payment preference (regardless of what the payment from GWCL might indicate) being applied to any specific invoice for the calculation of the GWCL Invoices Deferred Payment Amount.

7.8     Performance Deferred Payment Amount

Provided that the EPC Contractors are not in default pursuant to the terms of the EPC Contract (as amended by the EPC Amendment Agreement), the Purchaser shall pay to the Seller:

7.8.1       90% of the value of the Additional Works (as defined in the EPC Amendment Agreement) which amount to USD [***] within five (5) Business Days after the completion of all the Additional Works or, if the EPC Contractors are in default, once such default has been remedied;

7.8.2       10% of the value of the Additional Works which amount to USD [***] within five (5) Business Days after the expiry of the last defects liability period applicable to the Additional Works or, if the EPC Contractors are in default, once such default has been remedied; and

7.8.3       56% of the value of the Remediation Works (as defined in the EPC Amendment Agreement) which amount to USD [***] within five (5) Business Days after the completion of all the Remediation Works or, if the EPC Contractors are in default, once such default has been remedied,

(the total of Clauses 7.8.1, 7.8.2 and 7.8.3 above being the “Performance Deferred Payment Amount”).

As part of the Additional Works, the EPC Contractors will provide the Additional Spare Parts listed in Schedule 9 (Project Salt Spare Parts List) of the EPC Amendment Agreement for a total amount of up to USD [***] (such amount to be based on the cost price from suppliers of the relevant spare parts and shall not be subject to any mark-up by the EPC Contractors). If the total amount of the Additional Spare Parts is higher than USD [***], BDDG will prioritise from the list which Additional Spare Parts is willing to receive up to a total amount of USD [***].

8.         TAXATION

With effect from the Completion Date, the provisions of Schedule 10 (Tax Covenant) shall apply.

9.          SELLER WARRANTIES

9.1     Warranties true and accurate

9.1.1        Subject to Clause 9.2 (Remedies):

(A)        the Seller acknowledges that the Purchaser is entering into this Agreement on the basis of, and reliance on, the Seller Warranties;

(B)        the Seller warrants and represents to the Purchaser as at the Signing Date and repeated at the Completion Date that the Seller Warranties are true and accurate in all respects and are not misleading;

(C)        the Seller shall not (and shall procure that neither the Company nor BDDG shall) do anything during the period between the Signing Date and the Completion Date that would be inconsistent with any term of this Agreement including any of the Seller Warranties, or cause any Seller Warranty to be untrue, inaccurate or misleading.

9.2     Warranties separate

Each of the Seller Warranties shall be construed as a separate warranty and shall not be expanded by reference to any other Seller Warranty.

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9.3     Notification of breach

Without prejudice to the Purchaser’s rights pursuant to Clause 4 (Conditions Precedent to Transaction), if at any time during the period between the Signing Date and the Completion Date the Seller (or any member of Seller’s Group) becomes aware of a fact or circumstance which constitutes (or which is reasonably expected to constitute) a breach of any Seller Warranty, or which would cause (or is reasonably expected to cause) a Seller Warranty to be untrue, inaccurate or misleading, it shall promptly:

9.3.1        notify the Purchaser in writing of the relevant fact or circumstance in sufficient detail to enable the Purchaser to make an accurate assessment of the situation; and

9.3.2        if requested by the Purchaser, use its reasonable endeavours to remedy or prevent (as the case may be) the notified breach or anticipated breach.

9.4     Breach in the period between the Signing Date and the Completion Date

9.4.1        If at any time during the period between the Signing Date and the Completion Date it becomes apparent that a Seller Warranty has been breached, is untrue, inaccurate or misleading, or that the Seller has breached any other term of this Agreement, in each case in a manner that would prevent the Seller from delivering the certificate contemplated by Clause 6.2.1(H), the Purchaser may at its sole discretion and without prejudice to any other rights or remedies it has, including the right to claim damages for breach of this Agreement,  by notice to the Seller

(A)        nominate a date which is no more than thirty (30) days after the Longstop Date for such breaches, untruths, inaccuracies and misleading statements to be remedied, or made true, accurate and not misleading (as appropriate);

(B)        terminate this Agreement by notice in writing to the Seller; or

(C)        proceed to Completion.

9.5     Basis for claim

9.5.1        The Seller Warranties other than the Fundamental Seller Warranties shall not survive Completion.  After Completion, the Purchaser shall not have any right or ability to make any Claim that any Seller Warranty other than the Fundamental Seller Warranties has been breached, is untrue, inaccurate or misleading, other than in respect of the fraud or wilful misconduct by the Seller, its agents or advisors.

9.5.2        Without prejudice to the Purchaser’s right to claim on any other basis, or to take advantage of any other remedies available to it, if any Fundamental Seller Warranty is breached or proves to be untrue, inaccurate or misleading, the Seller covenants to pay to the Purchaser on demand:

(A)        the amount necessary to put the Purchaser, the Company and BDDG into the position they would have been in if the Fundamental Seller Warranty had not been breached, untrue, inaccurate or misleading;

(B)        all Losses incurred by the Purchaser, the Company or BDDG as a result of the Fundamental Seller Warranty being breached, untrue, inaccurate or misleading.

9.5.3        The Seller's maximum aggregate liability in connection with a breach of the Business Warranties (until Completion) and the Fundamental Seller Warranties and Tax Claims shall not exceed the Final Completion Amount.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.6     Purchaser awareness

Except for the matters Disclosed, no information of which the Purchaser (or any of its agents or advisers) has knowledge (in each case whether actual, constructive or imputed), or which could have been discovered (whether by investigation made by the Purchaser or on its behalf), shall prejudice or prevent any Claim or reduce the amount recoverable under any Claim.

9.7     Supply of information

The Seller agrees that the supply of any information by or on behalf of the Company, or BDDG or any of Seller's Representatives to the Seller or its advisers in connection with the Seller Warranties, the Disclosure Letter or otherwise shall not constitute a warranty, representation or guarantee as to the accuracy of such information in favour of the Seller. Subject to Clause 9.9, the Seller's liability vis-a-vis the Purchaser shall not be excluded on the grounds of the inaccuracy of the information provided by the Seller's Representatives on which the Seller has, or may have, relied upon in connection with the preparation of the Disclosure Letter, or agreeing the terms of this Agreement, and further undertakes to the Purchaser, the Company or BDDG of each not to make any such claims, except in case of fraud or wilful misconduct involving the Purchaser.

9.8     Effect of Completion

For the avoidance of doubt, the rights and remedies of the Purchaser in respect of any Claim with respect to a Fundamental Seller Warranty or claim under the Tax Covenant shall not be affected by Completion, or any termination of (or the Purchaser’s failure to terminate) this Agreement.

9.9     Seller's knowledge

Where any of the Seller Warranties is qualified by the expression "to the best of the knowledge, information and belief of the Seller after due inquiry " or "so far as the Seller is aware after due inquiry " or any similar expression, such Seller Warranty is limited to the extent that the Seller's Representatives had actual knowledge or should have had knowledge at the relevant time after due inquiry.

The Purchaser expressly undertakes not to bring any actions or make any claim against any of the Seller's Representatives on whom the Seller may have relied on for the purposes of this Transaction and this Agreement, and particularly for the purpose of the Seller's Warranties or authorising any statement in the Disclosure Letter.

9.10   Approval of Works

Until Completion, the Seller shall inform the Purchaser in relation to the works  performed by the EPC Contractors that comprises Remediation Works (as defined in the EPC Amendment Agreement).

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.        LIMITATIONS

10.1   Detailed notice of Claim

10.1.1     In relation to Fundamental Warranties Claims, the Seller shall not be liable unless the Purchaser gives written notice of the Fundamental Warranties Claim to the Seller before the expiry of the statutory limitation period applicable in the relevant jurisdiction to any action that may be initiated against the Purchaser, the Company or BDDG in relation to the circumstance, fact or event with respect to which such Fundamental Seller Warranty is inaccurate (such notice to contain specific details of the Fundamental Warranties Claim and the Purchaser's estimate of the amount of the Fundamental Warranties Claim to the extent possible at the date of the Claim notice).

10.1.2     The Seller shall not be liable in respect of a Tax Claim unless the Purchaser gives written notice of the Tax Claim to the Seller before the date ninety (90) days after the expiry of the statutory limitation period applicable in the relevant jurisdiction relevant to such Tax Claim (such notice to contain specific details of the Tax Claim and the Purchaser's estimate of the amount of the Tax Claim to the extent possible at the date of the notice of that Tax Claim).

10.1.3     In the event that any Claim notice is given by the Purchaser within the applicable time limit, such Claim notice shall be deemed to interrupt the limitation period provided under this Clause 10.1 with respect to the subject matter of such Claim notice, and the Seller's obligations pursuant to this Agreement in relation to the facts (including related Losses, whether actual or potential) that have given rise to such Claim notice shall survive until such claim is finally resolved.

10.1.4     The Seller shall notify within ninety (90) days from receipt of notification of a Claim by Purchaser whether it objects the Claim. Failing any notification, the Seller shall be deemed to have rejected the Claim.

10.2   Information

Upon the Purchaser notifying the Seller of a Claim or a matter or event which may lead to a Claim being made, the Purchaser shall and shall procure that the Company and BDDG shall:

10.2.1     on 48 hours prior notice, provide the Seller and its advisers (but no more than two individuals at any time) with such access as the Seller reasonably requests to the officers, employees, records and information of the Company or BDDG for the sole purpose of assessing such Claim and provided that the Seller shall enter into confidentiality obligations reasonably requested by the Purchaser in relation to any such records and information; and

10.2.2     keep safe all information, books, records, documents (including information in electronic form) relating to the Company, BDDG and its business which are or may be relevant in connection with any matter which may give rise to a Claim for the period within which any Claim may be brought under this Agreement.

10.3   No double recovery

The Purchaser agrees that it shall not be entitled to recover Losses or obtain payment, reimbursement or restitution more than once in respect of any Loss, which give rise to one or more Claims.  For this purpose, recovery by the Company or BDDG shall be deemed to be recovery by the Purchaser.

10.4   Mitigation

Nothing in this Clause 10 (Limitations on liability) restricts or limits the general obligation pursuant to Applicable Law of the Purchaser, the Company and BDDG to mitigate any Loss which it may suffer or incur as a consequence of any breach of any Seller Warranty.

10.5   Indirect and Consequential Loss

Neither the Seller nor the Purchaser shall have any liability under this Agreement for any loss of profits, loss of revenue, loss of goodwill, loss of opportunity, loss of business (in each case whether direct or indirect) or any special, incidental, exemplary, indirect or consequential losses in respect of the other party.

10.6   Fraud etc.

Nothing in this Agreement applies to exclude or limit the liability of any Party in the event of fraud, wilful misconduct or wilful concealment by such Party, its agents or advisors.

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11.        SEC FINANCIAL STATEMENT REQUIREMENTS

11.1.1      At Completion, the Seller shall deliver to the Purchaser:

(A)        audited consolidated financial statements (including required disclosures) of the Company and its subsidiaries for the years ended December 31, 2017, 2016 and 2015, accompanied by the unqualified audit opinion thereon of an internationally recognized public accounting firm that is willing to have its reports filed with the United States Securities and Exchange Commission (the “SEC”) and that is acceptable to the Purchaser (the “Auditor”);

(B)        reviewed consolidated financial statements (including required disclosures) of the Company and its subsidiaries for year-to-date period ending on the last day of the quarter ending immediately before Completion Date (March 31, June 30 or September 30), together with the comparable prior-year period, reviewed by an internationally recognized public accounting firm in accordance with the generally accepted auditing standards of the United States (“U.S. GAAS”) for which the Purchaser or its affiliates are required to file financial statements with the SEC;  and

(C)        the consent of the Auditor to the filings or incorporation by reference by AquaVenture Holdings Limited of its audit opinion on the Required Financial Statements with the SEC.

The financial statements referenced in the preceding clauses (A), (B) and (C) are collectively referred to as the “Required Financial Statements.”

11.1.2     The Required Financial Statements shall comply with all applicable requirements of Regulation S-X (including Rule 3-05 thereof) under the United States Securities Act of 1933. If the Required Financial Statements are not prepared in accordance with either International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board or United States Generally Accepted Accounting Principles (“US GAAP”) issued by the Financial Accounting Standards Board, the Required Financial Statements must include a quantitative and narrative disclosure reconciling the differences between the accounting standards used to prepare the Required Financial Statements and US GAAP.  The Required Financial Statements shall consider and consolidate, if applicable and in accordance with IFRS or US GAAP, all equity method investments held by the Company, including BDDG.

11.1.3     The audits and reviews of the Required Financial Statements must be performed by the Auditor.  AquaVenture Holdings Limited is required to file and incorporate by reference the Required Financial Statements with the SEC in accordance with Rule 3-05 of Regulation S-X under the United States Securities Act of 1933 in registration statements under the United States Securities Act of 1933, its periodic records under the United States Securities Exchange Act of 1934 or both, from time to time. As a result, if the Auditor performs the audit in accordance with auditing standards other than United States Generally Accepted Auditing Standards (“US GAAS”), the audit opinion for the audited Required Financial Statements must reference US GAAS. In addition, the Auditor will be required to provide its consent, in in one or more formal letters, to the inclusion or incorporation by reference of the Required Financial Statements in filings by AquaVenture Holdings Limited with the SEC.

11.1.4     The Purchaser shall bear the fees and expenses of the Auditor incurred in connection with the conduct of the audits and reviews of the Required Financial Statements performed by the Auditor.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.        PURCHASER WARRANTIES

12.1   Warranties true and accurate

12.1.1     The Purchaser acknowledges that the Seller is entering into this Agreement on the basis of, and reliance on, the Purchaser Warranties.

12.1.2      The Purchaser warrants and represents to the Seller as at the Signing Date and repeated at Completion Date that the Warranties at Schedule  7 (Purchaser Warranties) are true and accurate in all respects and are not misleading.

12.1.3      the Purchaser shall not (and shall procure that none of its Affiliates shall) do anything during the period between the Signing Date and the Completion Date that would be inconsistent with any term of this Agreement including any of the Purchaser Warranties, or cause any Purchaser Warranty to be untrue, inaccurate or misleading.

12.2      Warranties separate

Each of the Warranties given by the Purchaser shall be construed as a separate warranty and shall not be expanded by reference to any other Purchaser Warranty.

13.        INDEMNIFICATION

13.1   Seller

Without prejudice to Clause 9.5 (Basis for Claim), Clause 10 (Limitations) and paragraphs 3 (Limitations) and 9 (Claims Procedure) of Schedule 10, from and after the Completion, Seller shall be liable for and shall indemnify, defend and hold harmless Purchaser, the Company and BDDG from and against all Losses relating to:

13.1.1     any breach of any Fundamental Seller Warranty;  and

13.1.2     any breach or nonfulfillment of any agreement or covenant of Seller contained in this Agreement, including those covenants set out in Clause 5;

Without prejudice to Clause 9.5 (Basis for Claim), Clause 10 (Limitations) and paragraphs 3 (Limitations) and 9 (Claims Procedure) of Schedule 10,  in respect of the period commencing 1 January 2017 and ending on 31 December 2018, Seller shall be liable for and shall indemnify, defend and hold harmless Purchaser, the Company and BDDG from and against all Losses arising from that period relating to:

13.1.3     any Indebtedness of the Company or 56% of any not Disclosed Indebtedness of BDDG and required to be repaid or satisfied at or prior to the Completion to the extent not paid or satisfied by or on behalf of the Company or BDDG at or prior to Completion.

13.1.4     any Seller Transaction Expenses to the extent not paid by or on behalf of the Seller at or prior to Completion;

13.1.5     any and all notices, actions, suits, litigations, arbitrations, proceedings, investigations or claims arising out of or incident to any and all Losses of any of the foregoing.

13.2   Purchaser

Purchaser agrees to indemnify, defend and hold harmless Seller from and against all Losses relating to:

13.2.1     any breach of representation or warranty made by Purchaser in this Agreement; or

13.2.2     any breach or nonfulfillment of any agreement or covenant of Purchaser contained in this Agreement.

13.3   Adjustment to purchase price

The Parties will, to the extent permitted by law, treat any payment or receipt of indemnifiable Losses or indemnification under this Clause as an adjustment to the purchase price on all tax returns.

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14.        PAYMENT

14.1   Payments in USD

Unless otherwise expressly stated in this Agreement, all amounts to be paid pursuant to this Agreement shall be paid in USD in immediately available funds by automated transfer.

14.2   Accounts

14.2.1     Payments to the Seller shall be made to the Seller's Account or such other account or accounts as the Seller may nominate in writing.

14.2.2     Payments to the Purchaser shall be made to such bank account as the Purchaser shall nominate in writing.

14.3   Payment in full

All payments under this Agreement shall be made in full without any set-off, condition or counterclaim.

14.4      No deductions or withholdings

14.4.1     Any payment made under this Agreement shall be made free and clear of all Taxation whatsoever save only for any deductions or withholdings required by Applicable Law.

14.4.2     If the Purchaser is required by law to make any deduction or withholding from any payment referred to in Clause 3 (Purchase Price) of this Agreement on account of Seller Related Withholding Tax, it must make the minimum deduction allowed by Applicable Law and must make any payment required in connection with that deduction or withholding to the relevant Tax Authority within the time allowed by Applicable Law. For the avoidance of doubt, the Purchaser shall not be obliged under this Agreement or otherwise to pay to the Seller or Abengoa Water any additional amounts to leave the Seller or Abengoa Water with the full amount which would have been received had Seller Related Withholding Tax not been required to be deducted or withheld.

14.4.3     At the expense of the Seller or Abengoa Water, the Purchaser agrees to provide the Seller or Abengoa Water with such reasonable assistance and information as the Seller or Abengoa Water may reasonably request in relation to any claim or other process that the Seller or Abengoa Water may wish to pursue in order to claim (whether in whole or in part) a credit in respect of, or a refund of, any Seller Related Withholding Tax.

14.4.4     Without prejudice to the generality of Clause 14.4.3 above, the Purchaser agrees that as soon as reasonably practicable following the making of a deduction or withholding on account of Seller Related Withholding Tax and the receipt of such receipt (or certified copy thereof), the Purchaser must deliver to the Seller or Abengoa Water (as applicable) an original receipt (or a certified copy thereof) issued by the applicable Tax Authority evidencing that the Seller Related Withholding Tax has been made and such amount has been properly accounted for to the relevant Tax Authority.

14.5      Default interest

Any overdue amounts shall bear interest at a rate per annum equal to 3% per cent calculated daily, from the due date up to the date of payment by the relevant Party in accordance with the terms hereof.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.        TERMINATION

15.1      Termination

This Agreement may be terminated at any time prior to Completion:

15.1.1      by mutual written agreement of the Seller and the Purchaser; or

15.1.2      pursuant to an election by a relevant Party pursuant to and in accordance with Clause 4.3.4 (Long Stop Date);

15.1.3      pursuant to an election by a relevant Party pursuant to and in accordance with Clause 6.4 (Default);

15.1.4      pursuant to an election by the Purchaser pursuant to and in accordance with Clause 9.4 (Breach in Period between Signing Date and Completion Date);

15.1.5      pursuant to an election by the Purchaser pursuant to and in accordance with Clause 15.3 (Material Adverse Change);

15.1.6      Pursuant to an election by the Seller pursuant to and in accordance with Clause 3.4.

15.2      Effects of termination

If a Party elects to terminate this Agreement in accordance with its terms:

15.2.1      this Agreement shall terminate with effect from the date the notice is received by the other Party;

15.2.2      neither Party shall have any liability under this Agreement except in respect of any breach of this Agreement prior to termination; and

15.2.3      the Continuing Provisions shall survive.

15.3      Material Adverse Change

Subject to Clause 15.2, if a Material Adverse Change occurs between the Signing Date and Completion the Purchaser shall be entitled to terminate this Agreement unless such Material Adverse Change could be remedied or cured within thirty (30) days from the occurrence of the Material Adverse Change (and such Material Adverse Change is in fact so remedied or cured with such thirty (30) day period) and provided that the costs associated with the remedy or cure of the Material Adverse Change shall be borne exclusively by the Seller.

15.4      No rescission

Subject to Clause 15.1 and Clause 20.9, neither Party shall have any right to rescind or terminate or fail to perform this Agreement) and the sole remedy of the Purchaser in relation to any delay, default, breach or failure by the Seller under, or in relation to, this Agreement (other than in case of fraud) shall be in damages and the Purchaser hereby expressly and unconditionally waives all other rights and remedies (whether statutory, at common law, in equity or otherwise).

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16.        COSTS AND TAXES

16.1      Parties' costs

16.1.1     Subject to Clause 16.1.2, each Party shall pay its own costs and expenses in relation to its negotiation, preparation and performance of, and consummation of the transactions contemplated by, the Transaction Documents.  In addition, the Seller shall pay the Seller Transaction Expenses.

16.1.2     The Purchaser shall pay the costs and expenses of the Notary in respect of its services provided pursuant to this Agreement.

16.2     VAT

If VAT is chargeable in respect of the sale and purchase of the Shares pursuant to Clause 2 (Sale and Purchase) of this Agreement then the Purchaser shall, against delivery of a valid VAT invoice (or equivalent, if any), pay to the Seller an amount equal to such VAT.

16.3      Transfer taxes

16.3.1      Subject to Clause 16.3.2, each Party shall bear the cost of all registration, stamp, transfer and similar Taxes or their equivalents payable in any jurisdiction on or pursuant to the execution or completion of this Agreement or any other document required to be executed under this Agreement or on the sale or transfer of the Shares (including all costs associated with or arising out of the registration of this Agreement) for which that Party is primarily liable.  Any Party which is primarily liable for such Taxes:

(A)        shall be responsible for arranging the payment of those taxes including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with the payment of such taxes; and

(B)        agrees to indemnify the other Party against any losses, liabilities, costs (including legal costs), charges, expenses, actions, proceedings, claims and demands suffered by the other Party as a result of the Party which is primarily liable for such Taxes failing to comply with its obligations under this Clause 16.3.

16.3.2      The Seller shall indemnify BDDG against any Losses suffered by BDDG as a result of any Taxes which are of the nature of a capital gain tax which is imposed pursuant to any Applicable Law in Ghana arising from the sale of the Shares set out in this Agreement [***]. For the avoidance of doubt, the Seller shall not be liable for any Taxes related to a capital gain arising from future disposals by the Purchaser.

17.        CONFIDENTIALITY

17.1      Confidentiality

17.1.1      Subject to Clause 18 below, until the date falling two (2) years after the Completion Date, the terms of this Agreement, the process of its negotiation, any confidential information disclosed during such negotiations and any information in relation to the Business ("Confidential Information") shall be held confidential by the Parties and shall not be disclosed in any way to any third party without the other party’s prior written approval, provided that any Party may, without such approval, disclose Confidential Information:

(A)        to any employees, directors and officers who need to know such information for the purposes of advising on this Agreement or facilitating the transactions contemplated in this Agreement (the Parties shall, at all times, be liable for the failure of its employees, directors and officers to comply with the obligations set out in this Clause);

(B)        to any outside professional consultants or advisers, upon obtaining a similar undertaking of confidentiality (but excluding this provision) from such consultants or advisers;

(C)        to the extent required by any Applicable Law, or the requirements of any stock exchange in compliance with its rules and regulations (provided that prior notice of such proposed disclosure is given to the other Party in writing to the extent practicable);

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(D)        to any Governmental Entity lawfully requesting such information (provided that prior notice of such proposed disclosure is given to the other Party in writing to the extent practicable);

(E)        to any court of competent jurisdiction acting in pursuance of its powers (provided that prior notice of such proposed disclosure is given to the other Party in writing to the extent practicable);

(F)        to any of its Affiliates upon obtaining a similar undertaking of confidentiality from such Affiliates; or

(G)        if it was or is in the public domain other than through its fault or the fault of any person to whom such Confidential Information has been disclosed as permitted by this Clause 17, provided that Confidential Information disclosed in connection with any litigation shall not be deemed to be in the public domain and the Party shall keep information disclosed in any litigation confidential in accordance with this Clause 17.

17.1.2     The Purchaser may at any time after the Signing Date announce its acquisition of the Shares to any employees, clients, customers or suppliers of the Company and BDDG and, subject to Clause 18,  to the public.

18.        ANNOUNCEMENTS

Neither Party shall make a public announcement or statement regarding the execution, existence, Completion, or terms of this Agreement without the prior written consent of the other Party, such consent not to be unreasonably conditioned, withheld or delayed; provided, however, that either Party may make such public disclosure if and to the extent that such disclosure is required to be made by any Applicable Law or in order to comply with the rules and regulation of any applicable stock exchange or in accordance with the directions of any Governmental Entity provided that prior notice of such proposed disclosure is given to the other Party in writing to the extent practicable.

19.        FUTURE TRANSACTIONS

19.1.1      If the Purchaser or any Affiliate of the Purchaser enters into a binding agreement for the disposal, directly or indirectly, of any of the shares in the Company or the Company’s shares in BDDG (a “Future Share Sale”) or all of the Plant (a “Future Asset Sale”) within 12 months from the Completion Date, the Seller shall be entitled to receive an amount equal to [***]% of:

(A)        in the case of a Future Share Sale of shares in the Company an amount equal to:

(1)         if all of the shares in the Company are sold, (A) the Total Sale Consideration in respect of such Future Share Sale minus (B) the Final Completion Amount (provided that this subtraction results in a positive number); or

(2)         if less than all of the shares in the Company (such lesser interest expressed as a percentage, the “Future Company Share Sale Prorata Interest”), the difference of (A) the Total Sale Consideration in respect of such Future Share Sale, minus (B) the result of the Final Completion Amount multiplied by the Future Company Share Sale Prorata Interest (provided that this subtraction results in a positive number);

(B)        in the case of a Future Share Sale shares of BDDG, 56% of an amount equal to:

(1)         if all of the issued and outstanding shares of BDDG, the difference of (A) the Total Sale Consideration in respect of such Future Share Sale minus (B) the result of the Final Completion Amount divided by .56 (the “Implied BDDG Completion Value”)(provided that this subtraction results in a positive number); or

(2)         if less than all of the issued and outstanding shares of BDDG (such lesser interest expressed as a percentage, the “Future BDDG Share Sale Prorata Interest”), the difference of (A) the Total Sale

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Consideration in respect of such Future Share Sale, minus (B) the result of the Implied BDDG Completion Value multiplied by the Future Share Sale Prorata Interest (provided that this subtraction results in a positive number); and

(C)        in the case of a Future Asset Sale, 56% of an amount equal to the difference of (A) the Total Sale Consideration in respect of such Future Asset Sale minus (B) the Implied BDDG Completion Value (provided that this subtraction results in a positive number);

where the “Total Sale Consideration” means the total consideration in respect of (1) a Future Share Sale actually paid to and received by the Purchaser or any Affiliate of the Purchaser (as applicable) or (2) a Future Asset Sale actually paid to and received by the BDDG (such consideration to include all consideration in respect of the shares and also any other payments made in respect of loans and/or receivables sold in the Future Share Sale).

19.1.2     If the Seller elects to terminate the Agreement in accordance with Clause 15.1.6 and receives a binding offer from a third party for the acquisition of the Shares and/or the BDDG Shares within 12 months from the Completion Date, the Purchaser shall hold a right of first refusal to acquire such Shares or BDDG Shares, as applicable, for the same consideration offered by that third party as set out in the binding offer.

20.        MISCELLANEOUS

20.1      Assignment

20.1.1     Subject to this Clause 20, no Party shall have the right to assign, transfer or otherwise dispose of its rights and/or obligations under this Agreement or any other Transaction Document without the prior written consent of the other Party.

20.1.2     At any time before Completion, the Purchaser may assign, transfer or otherwise dispose of its rights (but not its obligations) under this Agreement to any of its Affiliates without the prior written consent of the other party. The Party assigning, transferring or otherwise disposing of its rights shall procure that any company assigns any rights assigned to it in accordance with this Clause back to that Party immediately before that company ceases to be an Affiliate.

20.1.3     After Completion, the Purchaser or the Seller may assign or transfer all, but not part, of its rights and obligations arising under or arising out of this Agreement to any person provided that the Purchaser or the Seller, as the case may be, shall remain jointly and severally liable with such person for all the obligations arising under or arising out of this Agreement.

20.1.4     Subject to Clause 19, any transfer or sale of all or part of the shares or assets, or any merger, spin-off or other corporate reorganization, of the Company and/or BDDG after the Completion Date, shall not affect the Parties' rights and obligations under this Agreement.

20.1.5     Subject to Clause 19, this Agreement shall benefit to any successor of the Purchaser in the event of a merger, spin-off or any other corporate reorganization of the Purchaser after Completion.

20.2      Entire agreement

This Agreement and the other Transaction Documents represent the entire agreement between the Parties in relation to the Transaction and supersede any previous agreement between the Parties and/or their Affiliates with respect to the Transaction (including the memorandum of understanding entered into on 3 July 2017 between Abengoa Water and AquaVenture Holdings Limited).  Each of the Parties confirms that in entering into this Agreement it has not relied on any representation, warranty or undertaking which is not contained in this Agreement or the other Transaction Documents.

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20.3      Unenforceable provisions

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement unless such invalidity or unenforceability, after taking into account the mitigation contemplated by the next sentence, deprives a party of a material benefit contemplated by this Agreement.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

20.4      Variation

This Agreement may only be varied by an agreement in writing and signed by both Parties.

20.5      Waiver

No waiver of any term, provision or condition of this Agreement shall be effective unless it is in writing and signed by the waiving Party.  No failure to exercise nor any delay in exercising any right or remedy under this Agreement shall operate as a waiver of that right or remedy or of any other right or remedy, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The waiver of any term, provision or condition of this Agreement on any occasion shall not constitute a waiver of:

20.5.1      any other term, provision or condition of this Agreement; or

20.5.2      such terms, provisions or conditions of this Agreement on any future occasion.

20.6      Further assurances

The Parties agree to execute and deliver to the other Party all additional documents and to do all further acts and things as may be reasonably required, or as may be reasonably requested by the other Party, to give effect to this Agreement and the matters contemplated under it.

20.7      Third party rights

No term of this Agreement (excluding other Transaction Documents) is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party. This Agreement may be varied, terminated or rescinded without the consent of any person upon whom rights are conferred by the Contracts (Rights of Third Parties) Act 1999.

20.8      Counterparts

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement with the same effect as if the signatures on the counterparts were on a single engrossment of the Agreement, provided that this Agreement shall not be effective until all such counterparts have been executed and duly exchanged or delivered by each of the Parties.

20.9      Specific Performance

Each Party acknowledges and agrees that the other Party would be damaged imminently and irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached for which monetary damages and other legal remedies would not be adequate.  Accordingly, each Party agrees that, in addition to any other remedies which may be available to such Party, the other Party is entitled to seek an injunction or injunctions to prevent breaches of the provisions of this

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Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any legal proceeding instituted in the Courts of England.

20.10    Liability

The liability of the Seller and Abengoa Water under this Agreement (and any other Transaction Document) shall be several (and not joint and several). Abengoa Water shall not be responsible for nor liable to the Purchaser for Seller's obligations thereunder, and similarly the Seller shall not be responsible for nor liable to the Purchaser for Abengoa Water's obligations thereunder.

21.        NOTICES

21.1      Notices in writing

Any notices given pursuant to this Agreement shall be in writing and may be given by:

21.1.1     hand at, or sent by recorded delivery pre-paid post to, the address stated in Clause 21.3 (Addresses);

21.1.2     email to the email address stated in Clause 21.3 (Addresses),

or such other address or email address as may be given by a Party to the other Party by written notice.

21.2      Delivery

Any notice given in accordance with Clause 21.1 (Notices in writing) shall be deemed to have been received:

21.2.1     at the time and on the date of delivery if delivered by hand on a Business Day;

21.2.2     on the first Business Day following the day of delivery if delivered by hand on a day other than a Business Day;

21.2.3     on the second Business Day following the day of sending if sent by recorded delivery post or, if later, at the time shown by a delivery receipt of the company responsible for the recorded delivery as being the time and date of delivery;

21.2.4     at the time and on the date of sending if sent by email on a Business Day; or

21.2.5     on the first Business Day following the day of sending if sent by email on a day other than a Business Day.

21.3      Addresses

The respective addresses and email addresses for delivery of notices are:

21.3.1      Seller:

Address:	[***]

Attention:	[***]

Email:	[***]

Copy to

Address:	[***]

Attention:	[***]

Email:	[***]

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Address:	[***]

Attention:	[***]

Email:	[***]

21.3.2     Purchaser:

AquaVenture Holdings Limited

c/o Conyers Corporate Services (B.V.I.) Limited

Commerce House, Wickhams Cay 1

P.O. Box 3140 Road Town

British Virgin Islands VG11110

Attention:  Chief Executive Officer & Chief Financial Officer

Email:  [***]

With a copies (which shall not constitute notice) to:

Seven Seas Water Corporation

14400 Carlson Circle

Tampa, FL 33626

U.S.A.

Attention:  Chief Executive Officer & Chief Financial Officer

Email:  [***]

and

Trinity International LLP

Dashwood House

69 Old Broad Street

London

EC2M 1QS

United Kingdom

Attention:  [***]

Email:  [***]

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22.        GOVERNING LAW AND JURISDICTION

22.1      Governing law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English law.

22.2      Jurisdiction

Each Party irrevocably agrees that the Courts of England shall have exclusive jurisdiction in relation to any dispute or claim arising out of or in connection with this Agreement or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims).

22.3      Service

Each Party agrees that without preventing any other mode of service, any document in any dispute referred to jurisdiction may be served on any Party by being delivered to or left for that Party at its address for service of notices under Clause 21 (Notices) and each Party undertakes to maintain such an address at all times in accordance with Clause 21 (Notices) and to notify the other Party in advance of any change from time to time of the details of such address in accordance with the manner prescribed for service of notices under Clause 21 (Notices).

IN WITNESS whereof this Agreement has been executed on the day and year first written above.

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Signed for and on behalf of Abengoa Water Nungua, S.L.U.

/s/ David Jiminez-Blanco

Name: David Jiminez-Blanco

Date: 9 February 2018

Position: Under Power of Attorney

Signed for and on behalf of Abengoa Water, S.L.

/s/ Joaquin Fernandez de Pierola Marin

Name: Joaquin Fernandez de Pierola Marin

Date: 9 February 2018

Position: Under Power of Attorney

Signed for and on behalf of Aqua Ventures Holdings Curaçao N.V.

/s/ Douglas R Brown

Name: Douglas R Brown

Date: 9 February 2018

Position: Managing Director

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SCHEDULE 1

THE COMPANY

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SCHEDULE 2

COMPLETION BALANCE SHEET, ACCOUNTING POLICIES AND CERTAIN PURCHASE
PRICE CALCULATIONS

PART A

PREPARATION OF THE COMPLETION BALANCE SHEET

1.           The Completion Balance Sheet shall be drawn up in accordance with:

1.1         First, the specific accounting principles and practices set out in Part D of this Schedule.

1.2         Second, and to the extent not inconsistent with paragraph 1 above, the accounting principles, accounting policies, estimation methods and estimation techniques (including in respect of the exercise of management judgment) used in the preparation of the audited Accounts for the year ended 31 December 2016; and

1.3         Third, and subject to paragraphs 1 and 2 above, in accordance with the relevant GAAP in place as of the Completion Date.

2.           For the avoidance of doubt, paragraph 1 shall take precedence over paragraph 2 and paragraph 3, and paragraph 2 shall take precedence over paragraph 3.

PART B

CASH STATEMENT

1.           The amount of Adjusted Cash shall be calculated as of the close of business on the Completion Date, but shall not give effect to the consummation of the transactions contemplated by this Agreement or any financing transactions in connection therewith.

2.           “Adjusted Cash” means, as of a specified date, without duplication, (i) all consolidated cash and cash equivalents (whether in hand or credited to any account with any banking, financial, lending or other similar institution or organization) of the Company and BDDG determined in accordance with relevant GAAP, minus (ii) the BDDG Debt Service Reserve Balance.

PART C

BDDG NET BANK DEBT

1.           The amount of the BDDG Net Bank Debt shall be calculated as of the close of business on the Completion Date, but shall not give effect to the consummation of the transactions contemplated by this Agreement or any financing transactions in connection therewith.

2.           “BDDG Bank Debt” means all Indebtedness of BDDG under the Facility Agreement.

3.           “BDDG Debt Service Reserve Balance” means the amount held as of a specified date in the Debt Service Reserve Account under the Facility Agreement.

4.           “BDDG Net Bank Debt” means the BDDG Bank Debt minus the BDDG Debt Service Reserve Balance, in each case as of a specified date.

5.           “BDDG Target Net Bank Debt” means (i) US[***],  minus (ii) the BDDG Debt Service Reserve Balance as of 31 December 2016, minus (iii) the result of (A) US[***] multiplied by (B) the number of days between 1 January 2017 and the earliest of the following dates (a) 1 April 2018 or (b) Completion Date (including both of such dates).

PART D

INDEBTEDNESS

1.           The amount of Consolidated Indebtedness of the Company and BDDG shall be calculated as of the close of business on the Completion Date, but shall not give effect to the consummation of the transactions contemplated by this Agreement or any financing transactions in connection therewith.

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2.           “Indebtedness” means, with respect to a specified person as of a specified date, without duplication, any payment or monetary obligation of such person, including all payment obligations in respect of principal, interest, penalties, fees and premiums (including any prepayment fees, breakage costs, penalties, make-whole premiums or other and other fees and expenses (including costs of unwinding in respect of hedging instruments) that are due upon prepayment of such obligations or payable as a result of the consummation of the transactions contemplated by this Agreement) of such person, and whether being long-term or short-term, for:

2.1         all financial borrowings and other indebtedness by way of overdraft or negative bank balances (including accrued interest and intercompany debt not cancelled at the Completion Date);

2.2         all capital lease and finance lease obligations (for avoidance of doubt, these will exclude all operating leases considered as such in the audited Accounts for the year ended 31 December 2016);

2.3         all letter of credit, banker’s acceptance, guarantee, surety, performance or appeal bond, or similar credit transaction;

2.4         all recourse factoring or discounting of receivables;

2.5         all amounts payable in respect of bonuses related to the Transaction or payables not belonging to the transferred business in the ordinary course, unless such payables are included in the Working Capital or other adjustments to the purchase price;

2.6         all dividends or other distributions declared due and payable;

2.7         all obligations evidenced by notes, bonds, debentures or other similar obligations or debt securities (whether or not convertible);

2.8         all obligations in the form of matured obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any Shares, equity interests, shares of capital stock or other ownership or profit interest or any warrants, rights or options to acquire any Shares, equity interests, shares of capital stock or such other ownership or profit interest;

2.9         all obligations under indentures or arising out of any swap, option, derivative, hedging or similar arrangement;

2.10       all obligations under purchase money and/or vendor financing arrangements, including the deferred or contingent purchase price of property, assets or services (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment);

2.11       all obligations to the extent secured by Encumbrances on the assets of such person; and

2.12       all obligations in the nature of guarantees by such person of the obligations described in the foregoing clauses of any other person.

3.           “Consolidated Indebtedness” means all Indebtedness of the Company and BDDG, except for the BDDG Bank Debt and the Company/Abengoa Water Shareholder Loan.

PART E

COMPLETION WORKING CAPITAL

1.           The amount of Completion Working Capital of the Company and BDDG shall be calculated as of the close of business on the Completion Date, but shall not give effect to the consummation of the transactions contemplated by this Agreement or any financing transactions in connection therewith.

2.           “Completion Working Capital,” which may be positive or negative, means, with respect to a specified person as of a specified date, without duplication:

2.1         all current assets of the Company and BDDG, including (a) all stock, meaning the raw materials, spare parts, work in progress, finished products and accounting value of the stock provision (for the avoidance of doubt, such items shall be valued at either cost or net realizable value, whichever is lower); and (b) all receivables, meaning trade receivables, prepaid expenses, advances to employees, suppliers, customers or others, recoverable commodity taxes and other current assets, net of any doubtful or bad debt provisions  (provided that the overdue

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invoices as of Completion from BDDG to GWCL under the WPA shall be considered as part of the current assets, this being the Completion Overdue Amount as set forth in Clause 7.7);  minus

2.2         all current liabilities, including the sum of accounts payables and accrued liabilities, commodity taxes payable, liabilities due to related parties and outstanding remunerations and any outstanding debts with any fixed assets suppliers, net of the payments in advance made to them;

except that the Completion Working Capital shall exclude:

(a)         all cash and cash equivalents (whether in hand or credited to any account with any banking, financial, lending or other similar institution or organization) of the Company and BDDG determined in accordance with relevant GAAP, including the BDDG Debt Service Reserve Balance if the specified person is or includes BDDG;

(b)         all Indebtedness of the Company and BDDG, including the BDDG Bank Debt;

(c)          50% of the  Completion Overdue Amount;

(d)         all Seller Transaction Expenses;

(e)         all short-term debt for corporate income tax payables; and

(f)          all deferred Tax assets or liabilities.

3.          “Target Completion Working Capital” means USD[***].

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SCHEDULE 3

O&M AMENDMENT AGREEMENT

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SCHEDULE 4

SELLER'S GROUP GUARANTEES

The Seller and its Affiliates have granted the following guarantees that shall be replaced by the Purchaser at Completion:

1.   Deed of Undertaking granted on 30 June 2015 by among others Abengoa, S.A., in favour of the Standard Bank of South Africa Limited as security trustee for the Finances Parties, as defined in the Facility Agreement for the purpose of undertaking to pay to the Borrower or the Security Trustee (as specified in and in accordance with the Claim Request) with respect to the initial funding of the Required Debt Service Reserve Account Balance.

2.   The Abengoa Sponsor’s guarantee and indemnity under clause 4 of the Equity Support Agreement dated 24 October 2012 provided by Abengoa, S.A., in favour of Befesa Desalination Developments Ghana Limited (the “Borrower”) and the Standard Bank of South Africa Limited (the “Facility Agent” and, together with the Borrower, the “Beneficiaries”) for the purpose of i) guaranteeing the obligations of Abengoa Water Investments Ghana B.V. (“AW Dutchco”) under clause 3 (Equity Contributions), 8 (Payment and Application of Proceeds) and 24 (Late Payment) of the Equity Support Agreement and ii) undertaking, in the event that AW Dutchco fails to fulfil any such obligation to perform such obligation as if it was the principal obligor, and iii) indemnifying the Beneficiaries in the event that AW Dutchco fails to fulfil any such obligation.

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SCHEDULE 5

SELLER WARRANTIES

1.          SELLER

1.1        The Seller is duly incorporated with limited liability and validly exists under the laws of Spain.

1.2        The Seller has the corporate power, and all necessary corporate action (including the passing of all necessary corporate resolutions) has taken for the Seller, to enter into, perform and complete this Agreement and any other Transaction Documents.

1.3        Neither the execution, delivery and performance of this Agreement or any other Transaction Documents by the Seller nor the consummation of the Transaction by the Seller shall:

1.3.1       contravene or constitute a breach or default under any provision contained in any agreement, instrument, Applicable Law, judgment, order, permit or consent by which the Seller or any of its assets is affected or otherwise constitute or result in a breach or violation of, a default under or the acceleration of any obligations or the creation of any Encumbrances on the assets of the Seller (with or without notice, lapse of time or both) pursuant to, any Contract binding upon the Seller; or

1.3.2       cause any limitation on the Seller or the powers of its directors, whether imposed by or contained in any document which contains or establishes its constitution or in any law, order, judgment, agreement, instrument or otherwise, to be exceeded;

1.3.3       constitute or result in a breach or violation of the constituent documents of the Seller.

1.4        The Seller has not entered into any agreement (including an option) to sell or transfer any legal or equitable interest in the Company or BDDG with any person other than the Purchaser.

1.5        This Agreement and each of the other Transaction Documents to which the Seller is a party have been duly authorized, executed and delivered (or shall be duly executed and delivered when executed by the Seller) and constitute (or shall constitute when executed) valid, legal and binding obligations of the Seller, enforceable in accordance with their respective terms.

1.6        There are no actions, suits, proceedings or orders pending or, to Seller’s knowledge, threatened against or affecting the Seller, at law or in equity, or before or by any federal, state, municipal or other Governmental Entity, which would adversely affect Seller’s performance under this Agreement or the consummation of the transactions contemplated hereby or thereby and to the Seller’s knowledge, there is no basis known for any of the foregoing.

1.7        Except for the Conditions Precedent, the Seller is not required to submit any notice, report or other filing pursuant to any Applicable Law in connection with the execution or delivery by it of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.  No consent, approval or authorisation pursuant to any Applicable Law is required to be obtained by the Seller in connection with its execution, delivery and performance of this Agreement and the Transaction Documents or its completion of the transactions contemplated hereby or thereby.

1.8        There is no investment banker, broker, finder or other intermediary whom has been retained by or is authorized to act on behalf of the Seller or any of its Affiliates who might be entitled to any fee or commission from the Purchaser or any of its Affiliates, the Company or BDDG in connection with the transactions contemplated by this Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.9        No Governmental Entity or other person has (i) commenced, or threatened to commence, any proceedings or investigation for the purpose of prohibiting or otherwise challenging or interfering with the Transaction; or (ii) taken or threatened to take any action as a result, or in anticipation, of the Transaction that would be inconsistent in any material respect with any of the warranties in this Agreement; or (iii) enacted or proposed any legislation (including any subordinate legislation) or order, or imposed any condition which would prohibit, materially restrict or materially delay the implementation of the Transaction.

2.          SHARES

2.1       The Seller is the sole legal and beneficial owner of the Shares and is entitled to transfer the legal and beneficial title to the Shares to the Purchaser free from all Encumbrances, except for the Permitted Encumbrance, without the consent of any other person.  On Completion, the Purchaser shall be the sole legal and beneficial owner of the Shares free from all Encumbrances, except for the Permitted Encumbrance.

2.2        The Company is the sole legal and beneficial owner of the BDDG Shares. The issued shares of BDDG are fully paid.

2.3        The Shares and the BDDG Shares are free from Encumbrances, except for the Permitted Encumbrance.

2.4        There are no agreements or arrangements in force that will prevent or restrict the Seller from transferring the Shares (and, indirectly, the BDDG Shares) to the Purchaser.

2.5        There are no agreements or arrangements in force which provide for the present or future allotment, issue, sale, transfer, redemption or repayment of, or grant to any person of the right (whether conditional or otherwise) to require the allotment, issue, sale, transfer, redemption or repayment of, any share capital in the Company or in BDDG (including any option or right of pre-emption or conversion).

2.6        The Shares comprise the whole of the Company's issued share capital, have been properly allotted and issued and are fully paid and therefore the Seller has no liability in respect of unpaid subscription monies or otherwise in respect of the Shares.

2.7        The BDDG Shares comprise 51% of BDDG's issued share capital (and 56% of the economic rights attached to such share capital), have been properly allotted and issued and are fully paid and therefore the Company has no liability in respect of unpaid subscription monies or otherwise in respect of the BDDG Shares.

3.          THE COMPANY AND BDDG

3.1        The information relating to the Company and BDDG set out in Schedule  1 (The Company) is true and accurate, complete and not misleading.

3.2        The Company is duly incorporated with limited liability and validly existing under the laws of The Netherlands and has full corporate power and authority to carry on its business as it is now being conducted and to own the assets it now owns.

3.3        Since its inception, the Company has not engaged in any activities or transactions, and the Company has no assets other than the BDDG shares and the Company/BDDG Shareholder Loan and has no liabilities other than the Company/Abengoa Water Shareholder Loan.

3.4        BDDG is duly incorporated with limited liability and validly existing under the laws of Ghana and has full corporate power and authority to carry on its business as it is now being conducted and to own the assets it now owns.

3.5        Neither the execution, delivery or performance of this Agreement or the other Transaction Documents nor the consummation of the Transaction by the Seller will:

3.5.1       contravene or constitute a default under any provision contained in any agreement, instrument, Applicable Law, judgment, order, permit or consent by which the Company or BDDG or any of their respective assets is affected or otherwise constitute or result in a breach or violation of, a default under or the acceleration of any obligations or the creation of any Encumbrances on

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the assets of the Company or BDDG (with or without notice, lapse of time or both) pursuant to, any agreement binding upon the Company or BDDG (as the case may be); or

3.5.2       cause any limitation on the Company or BDDG or the powers of its respective directors, whether imposed by or contained in any document which contains or establishes its constitution or in any law, order, judgment, agreement, instrument or otherwise, to be exceeded; or

3.5.3       constitute or result in a breach or violation of the Company’s articles of association or BDDG’s articles of association.

3.6        The Company and BDDG are not for statutory purposes deemed to be unable to pay their debts and are able to pay its debts as they fall due and no steps have been taken, obtain an administration order or appoint any administrator or other receiver or equivalent officer in relation to the Company or BDDG or any of their property or to wind up or dissolve the Company or BDDG.

3.7        No person has any right to require, at any time, the transfer, sale, creation, issue or allotment of any share, loan capital or other securities of the Company or BDDG (or any rights or interest in them), and neither the Seller, the Company nor BDDG has agreed to confer any such rights, and no person has claimed any such rights.

3.8        Save for the Permitted Encumbrances, no Encumbrance has been granted to any person or otherwise exists affecting:

3.8.1        the Shares or any issued shares of BDDG; or

3.8.2        any unissued shares, debentures or other unissued securities of the Company or BDDG

No commitment to create any such Encumbrance has been given, nor has any person claimed any right to such an Encumbrance.

3.9        Neither the Company nor BDDG:

3.9.1       holds or beneficially owns, or has agreed to acquire, any shares, loan capital or any other securities in any person, except in the case of the Company which owns the BDDG Shares;

3.9.2       has at any time held or beneficially owned any shares, loan capital or any other securities in any person, except in the case of the Company which owns the BDDG Shares;

3.9.3        is, or has agreed to become, a member of any limited liability partnership, partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations);

3.9.4        controls or takes part in the management of any company or business organisation (except for BDDG), nor has it agreed to do so;

3.9.5        has any branch or permanent establishment outside its country of incorporation.

3.10      Neither the Company nor BDDG has at any time:

3.10.1      purchased, redeemed, reduced, forfeited or repaid any of its own share capital; or

3.10.2      given any financial assistance in contravention of any applicable law or regulation; or

3.10.3      allotted or issued any securities that are convertible into shares.

3.11      No shares in the capital of the Company or BDDG have been issued, and no transfer of any such shares has been registered, except in accordance with all Applicable Laws and the memorandum and articles of association of the Company or BDDG (as the case may be), and all such transfers have been duly stamped (where applicable).

3.12      The Company/BDDG Shareholder Loan is in full force and effect and binding on the Company and BDDG.  The outstanding principal and interest which BDDG owes the

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Company pursuant to the Company/BDDG Shareholder Loan as at the date of this Agreement are USD[***] and USD[***], respectively.

3.13      The Company/Abengoa Water Shareholder Loan is in full force and effect and binding on the Company and Abengoa Water.  The outstanding principal and interest which the Company owes Abengoa Water pursuant to the Company/Abengoa Water Shareholder Loan as at the date of this Agreement are USD[***] and USD[***],  respectively.

4.          ACCOUNTS

4.1        The Accounts:

4.1.1        were prepared in accordance with applicable Laws and with the International Financial Reporting Standards (IFRS) ,  using the same accounting policies and estimation techniques consistently;

4.1.2        were certified without qualification by the Company's and BDDG's statutory auditor/s; and

4.1.3        show a true and fair view of the financial condition, profit or loss and cash of the Company and BDDG (as applicable) as at, and for the periods ended on, the applicable Accounts Date.

4.2        All the accounts, ledgers and other financial records of the Company and BDDG required to be kept under the Applicable Laws have been properly kept by the Company and BDDG.

4.3        The Accounts (together in each case with the related directors' reports and auditors' reports) have been:

4.3.1        circulated to every person entitled to receive a copy in accordance with Applicable Law;

4.3.2        laid before the Company or BDDG in general meeting, where required by Applicable Law or the articles of association of the relevant company; and

4.3.3        filed with the relevant registrar of companies in accordance with Applicable Law.

4.4        Since the Accounts Date in 2016, subject to all matters contemplated by this Agreement:

4.4.1        the businesses of the Company and BDDG have been carried on in the ordinary course and so as to maintain them as a going concern;

4.4.2        neither the Company nor BDDG has issued or agreed to issue any share;

4.4.3        no dividend or other distribution has been declared, paid or made by the Company or BDDG;

4.4.4        no payment of interest under the Shareholder Loan to BDDG or no repayment of part of the principal of such Shareholder Loans has occurred.

4.5        Except for the off-balance sheet commitments mentioned in the Accounts, the Company and BDDG do not have, and have not consented to, any off-balance sheet commitments, liabilities, sureties, guaranties, letters of credit, comfort letters or similar commitments that should be recorded in the Accounts according to the applicable Law.

4.6        At Completion, the Intra-Group Net Balance shall be zero.

4.7        Neither the Company nor BDDG has any liabilities (including contingent liabilities) other than as disclosed in the Accounts or incurred in the ordinary and proper course of the Business since the Accounts Date in 2016.

5.          INTELLECTUAL PROPERTY RIGHTS

No notice has been received by the Company or BDDG that any of the operations carried on by the Company or BDDG infringes any intellectual property right of another person and no notice has been received by the Company or BDDG of any intellectual property rights being infringed, attacked or opposed by any person.

6.          LITIGATION

6.1        None of the Company or BDDG are engaged in any litigation, arbitration, prosecution or other legal proceedings, and there are no claims or actions (whether criminal or civil) in progress or, so far as the Seller

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

is aware after due inquiry, threatened against them which claimed amount is higher than USD [***] in respect of each claim and USD [***] in respect of all claimed amounts.

6.2        To the Seller's knowledge, no government or other person has (i) commenced, or threatened to commence, any proceedings or investigation for the purpose of prohibiting or otherwise challenging or interfering with the Transaction or (ii) taken or threatened to take any action as a result, or in anticipation, of the Transaction that would be inconsistent in any material respect with any of the Seller Warranties.

7.          EMPLOYEES

7.1        The Company has no employees. No officers or consultants are entitled to termination or severance payments.

7.2        All the information Disclosed about BDDG's employees is complete and fully accurate. Apart from the persons listed in the Disclosure Letter, no other person may be deemed to be an employee of BDDG.

7.3        As of the date of this Agreement, no senior employee of BDDG has given or been given notice of termination of his employment or office, nor is any senior employee of BDDG involved in any on-going settlement or termination by mutual agreement.

7.4        BDDG has complied in all material respects with: (i) all Applicable Law with respect to the employees; and (ii) the individual contracts with the employees (which contracts are compliant with applicable Law), and has paid all social security contributions over all emoluments of employment as provided by the applicable regulations, social provision contributions and any other kind of costs or expenses to be paid by them under Applicable Law or other commitments.

7.5        The name of each Director is set out in Schedule 1.

7.6        Every employee or worker who requires permission to work in Ghana has current and appropriate permission to work there.

8.          MATERIAL AGREEMENTS

8.1        The Project Documents, the Finance Documents and amendments thereto entered into by BDDG or the Company have been validly entered into by BDDG and the Company and, as applicable, lawfully and validly granted and awarded in accordance with the applicable procurement procedures duly approved by the Finance Parties and MIGA and are fully enforceable by and binding upon BDDG or the Company.

8.2        The agreements and amendments thereto which are material to the business of BDDG and the Company, including without limitation all Project Documents, Finance Documents and any amendment thereto, have been disclosed to the Purchaser in the Data Room, save for any document to be delivered to the Purchaser at Completion in accordance with the provisions of Clause 6 of this Agreement.

8.3        The Company has not entered into any Material Contract other than those included in the Data Room. The Company has not agreed to become a party to, be bound by or benefit from any Material Contract other than those included in the Data Room.

8.4        Except as Disclosed, the Company and, to the Seller's knowledge, BDDG have complied with their respective material obligations under all Material Contracts entered into by the Company and BDDG.

9.          CONSTITUTIONAL AND CORPORATE DOCUMENTS

9.1        Copies of the constitutional documents of the Company and BDDG have been Disclosed. Such copies:

9.1.1        are true, accurate and complete in all respects;

9.1.2        have attached to them copies of all resolutions and agreements required by Applicable Law to be so attached; and

9.1.3        fully set out all the rights and restrictions attaching to each class of shares in the capital of the Company and BDDG.

9.2       The register of members and any other statutory books and registers of the Company and BDDG:

9.2.1        have been properly kept in accordance with all applicable laws;

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9.2.2        are correctly written up to date; and

9.2.3        contain a true, complete and accurate record of all matters and information which should be contained in them.

No notice or allegation has been received that any such registers or books are incorrect or should be rectified.

9.3        All returns, particulars, resolutions and other documents that the Company or BDDG is required by law to file with, or deliver to, any authority in any jurisdiction have been correctly made up and duly filed or delivered.

9.4        All dividends or distributions declared, made or paid by the Company or BDDG have been declared, made or paid in accordance with its constitutional documents, all Applicable Laws and any agreements or arrangements made with any third party regulating the payment of dividends and distributions.

9.5        All deeds and documents belonging to the Company or BDDG, or to which any of them is a party, are in the possession of the Company or BDDG (as the case may be).

10.        INFORMATION

10.1      The Data Room has been prepared in good faith and with the care and attention to be expected from a diligent seller in order to allow the Purchaser to assess the situation of the Company and BDDG and does not omit any material fact, or include any materially misleading fact, relating to the Company and BDDG and their businesses and operations except for the information Disclosed in the Disclosure Letter.

10.2      The information set out in the Disclosure Letter is true, accurate and not misleading in all material respects including all facts and matters which are necessary to qualify the statements set out in this Schedule.

11.        COMPLIANCE WITH LAWS

11.1      The Company and BDDG have obtained, renewed and maintained all authorisations, permits, licences, certificates, grants and other approvals, and complied in all material respects with all registration requirements with any relevant authority under the applicable laws for the purposes of carrying out business and making investments in Ghana and in the Netherlands, as applicable, to the extent required for the proper development, construction, operation and maintenance of the Plant.

11.2      The Company and BDDG operate and have operated their businesses and operations in all material respects in compliance with such authorisations, permits, licences, certificates, grants and other approvals they have obtained and in compliance with Applicable Laws.

11.3      To the knowledge of the Seller, no event is likely to affect the validity of, or result in any non-renewal, amendment, suspension or revocation of, any such authorisations, permits, licences, certificates, grants and other approvals, and neither the Seller, nor the Company nor BDDG has received a written notice that a governmental authority intends to revoke, amend, suspend or refuse to renew any such authorisations, permits, licences, certificates, grants and other approvals.

11.4      The Company and BDDG are not required to make any material investment or incur any cost to ensure compliance with any authorisations, permits, licences, certificates, grants and other approvals.

11.5      The Company and BDDG have not, in the last three (3) years, (i) received any written correspondence, or (ii) been involved in any proceeding in each case in respect of any breach of alleged breach of Applicable Law or authorisations, permits, licences, certificates, grants and other approvals and as far as the Seller is aware after due inquiry, there is no threat of any such fact.

12.        INSURANCE

12.1      The insurance policies insuring the Company, BDDG its assets or its Employees are in full force and effect, and all premiums due and payable thereunder have been duly paid. The Company and BDDG have complied with the terms and conditions of such insurance policies, and have filed all claims which they are entitled to file under any such insurance policies.

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12.2      Neither the Seller, the Company nor BDDG has received from any insurer under any such insurance policy any notice of cancellation (on any legal basis), termination, non-renewal, and, to the Seller's knowledge the Company and BDDG have not given any notice of termination or non-renewal of any such insurance policy.

13.        TRANSACTIONS WITH THE SELLER’S GROUP

13.1      Except as Disclosed, there is no outstanding indebtedness or other liability (actual or contingent) and no outstanding contract, commitment or arrangement between the Company or BDDG and any of the following:

13.1.1      the Seller, or any other member of the Seller's Group; or

13.1.2      a Director, or a director of any other member of the Seller's Group (or a person connected with any of them).

13.2      Except as Disclosed, neither the Seller nor any member of the Seller's Group is entitled to a claim of any nature against the Company or BDDG, or has assigned to any person the benefit of any such claim.

13.3      Except as Disclosed, no officer, director, employee, shareholder or other Affiliate of the Seller, the Company or, to the knowledge of the Seller, BDDG or any individual related by blood, marriage or adoption to any such Person or any entity in which any such Person owns any beneficial interest (collectively, the “Insiders”), is a party to any Contract or transaction with the Company or BDDG or which is pertaining to the business of the Company or BDDG or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or BDDG.

13.4      The Disclosure Letter describes all Contracts among the Company, on the one hand, and any Seller or any of its Affiliates, on the other hand or BDDG, on the one hand, and any Seller or any of its Affiliates, on the other hand.

14.        ASSETS

Each of the assets included in the Accounts of BDDG and the Company or acquired by it since the Accounts Date is the absolute property of BDDG or the Company (as the case may be). Those assets are not the subject of any security interest or any assignment, equity, option, right of pre-emption, royalty, factoring arrangement, leasing or hiring agreement, hire purchase agreement, conditional sale or credit sale agreement, agreement for payment on deferred terms or any similar agreement or arrangement or other Encumbrance (or any agreement or obligation, including a conditional obligation, to create or enter into any of the foregoing) except for liens arising by operation of law or for the Permitted Encumbrances.

15.        PROPERTY

15.1     To the Knowledge of the Seller, all real properties occupied or used by the Company and BDDG are either owned by the Company and BDDG or leased, through a lease or other occupancy agreement, by the Company and BDDG pursuant to a written agreement.

15.2     The Disclosure Letter provides a complete and accurate list of each real property owned by BDDG (each an "Owned Property"). The Company and BDDG are the owner of any Owned Property with full legal title to such Owned Property, free and clear of any Encumbrance. No Owned Property is subject to any lease or other right of occupancy.

15.3     The Disclosure Letter provides a complete and accurate list of all real properties leased by the Company and BDDG as lessee or sub-lessee (each a "Leased Property") under a lease agreement or other title of occupancy (each a "Lease Agreement"). All Lease Agreements entered into by the Company and (as of the Completion Date) by BDDG are fully registered and enforceable, in accordance with Applicable Laws and with the terms of such Lease Agreements.

15.4     The Company and BDDG have valid leasehold interests or other titles of occupancy in, and enjoy undisturbed possession of the Leased Properties. To the Seller's knowledge, there is no fact or circumstance which could entitle or require a person to enter into, take possession of, occupy any Leased Property or challenge the Company's or BDDG's title or renewal right (if any). The Company and BDDG have not entered into any sub-lease agreement or granted any right to use or occupy such Leased Property. The Leased Properties do not occupy or infringe the public domain and the activities of the Company and BDDG do not occupy or infringe on the public domain.

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15.5     The Company and BDDG have not sent or received any written correspondence relating to the cancellation (on any legal basis), termination or non-renewal of any Lease Agreement, or challenging the Company's or BDDG's right of renewal pursuant to any Lease Agreement, and, so far as the Seller is aware after due inquiry, there is no threat of any such claim.

16.        ENVIRONMENT AND HEALTH AND SAFETY

16.1     To the Seller's knowledge, there has not been any intentional or accidental release, spill, emission, leak or discharge of any Hazardous Substance into the Environment or any form of contamination of the Environment, nor any damages to the Environment or abnormal disturbance in any site used by BDDG or which may give rise to any liability for BDDG.

16.2     To the Seller's knowledge, BDDG is not conducting, or does not have any obligation to conduct or finance, any preventive or remedial measures with respect to any contamination of the Environment or to any other damages to the Environment or abnormal disturbance (or any risk of any such contamination, damages or disturbance).

16.3     To the Seller's knowledge, no Employee of BDDG has been exposed to any Hazardous Substance in connection with the performance of their functions as an Employee, and no claim has been made against BDDG, and BDDG is not involved in any proceeding, in connection with the exposure, or alleged exposure, of any Employee to any Hazardous Substance and, so far as the Seller is aware after due inquiry, there is no threat of any such claim or proceeding commencing.

17.        COMPLIANCE WITH THE BRIBERY LEGISLATION

17.1     The definition in this paragraph applies in this Agreement.

“Applicable Anti-Corruption Laws”: FCPA and any local anti-corruption law in effect in the Netherlands, Spain and Ghana as well as any other law, rule or regulation relating to financial crime, anti-terrorism, terrorism financing, anti-money laundering, export controls, trade embargoes and travel bans applicable in the same jurisdiction;

“Associated Person”: in relation to a relevant Party, any person accustomed to acting on behalf of or on instruction of a relevant Party;

“FCPA”: the United States Foreign Corrupt Practices Act of 1977, as amended;

“Sanctioning Body”: any one or combination of the following entities: the Office of Foreign Assets Control of the Department of Treasury of the United States of America, the United Nations Security Council.

17.2      Neither the Seller (in respect of the Company or BDDG), the Company nor BDDG have, and,  to the knowledge of the Seller, none of their respective Associated Persons (past or present) have:

17.2.1      been engaged in any activity, practice or conduct nor taken any action or inaction, directly or indirectly, which would/or is likely to constitute an offence under any Applicable Anti-Corruption Laws;

17.2.2      entered into any arrangement which terms require actions or inaction or performance of obligations after the date of this Agreement which is likely to constitute an offence under any Applicable Anti-Corruption Laws.

17.3      No notice of any investigation, action, suit or proceeding by or before any Governmental Entity or any arbitrator involving the Company or BDDG with respect to Applicable Anti-Corruption Laws has been received by the Seller, the Company or BDDG. No such actions, suits or proceedings are threatened, pending or contemplated.

17.4      Neither the Seller (in respect of the Company), the Company nor BDDG has and,  to the knowledge of the Seller, no Associated Person in respect of either of the Seller, the Company or BDDG has, directly or indirectly, financed the activities of any Person then on any list of specifically designated nationals or designated persons or entities held by a Sanctioning Body (each as amended, supplemented or substituted from time to time) or who is in a country or territory which is subject to trade or economic or financial sanctions, embargoes or travel bans imposed, administered or enforced by a Sanctioning Body, to the extent that the financing was prohibited by a Sanctioning Body.

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SCHEDULE 6

TAXATION WARRANTIES

1.          TAX – THE COMPANY

1.1        Compliance

1.1.1       Since [***], the Company has properly submitted all material Tax Records to the relevant Tax Authorities within such periods as are required by Applicable Law, all such submitted Tax Records were, when submitted, complete, correct and accurate in all material respects and all Tax Records assumed to have been submitted for the purposes of drawing up the Accounts have been properly submitted.

1.1.2       Since [***], the Company has duly and punctually paid all Tax (including where required by way of deduction or withholding and including any requirement to account for such deducted or withheld tax) for which it is liable and the Company is not liable to pay any interest, fine or other penalty in connection with Tax.

1.1.3       Since [***], the Company has complied all respects with the requirements and provisions of the "Wet op de omzetbelasting 1968" and all regulations and orders made there under or any foreign equivalent thereof (the "VAT legislation") and has made and maintained accurate and up to date records, invoices, accounts and other documents required for the purpose of the VAT legislation and the Company has at all times punctually made all payments and filed all returns required thereunder.

1.2        Accounts

To the extent required by the relevant accounting standards pursuant to which the Accounts were prepared, full provision or reserve has been made in the Accounts for any liability to Tax (whether actual, contingent or disputed) assessed, liable to be assessed or deemed to be assessed on the Company or for which the Company is accountable at the relevant Accounts Date, whether or not the Company has or may have any right to reimbursement against any other person, including (without prejudice to the generality of the foregoing) Tax in respect of income, profits or gains earned, accrued or received or deemed for Tax purposes to have been earned, accrued or received by the Company on or before the relevant Accounts Date or by reference to any event occurring, act done or transaction effected on or before the relevant Accounts Date.

1.3        Events since the Accounts Date

Since the Accounts Date:

1.3.1       the Company has not entered into or carried out any transaction outside the ordinary course of its business which has given rise to a liability to Taxation on the Company (or would have given rise to such a liability but for the availability of any Tax Relief); and

1.3.2       no accounting period of the Company has ended.

1.4        Tax disputes

Since [***], the Company has not been involved in any dispute with any Tax Authority, and the Company is not the subject of any enquiry with any Tax Authority concerning any matter other than routine enquiries of a minor nature. So

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far as the Seller is aware, there are no circumstances which would give rise to such a dispute or enquiry.

1.5        Tax Records and information

To the extent the same are required to be maintained by Applicable Law, the Company has maintained appropriate Tax Records to enable it to prepare complete, correct and accurate Tax Returns and any other Tax filings and to determine an accurate calculation of its liability to Tax.

1.6        Tax residence and permanent establishments

1.6.1       The Company has at all times since its incorporation been resident for Tax purposes only in the jurisdiction in which it was incorporated.

1.6.2       The Company has no permanent establishment outside its jurisdiction of incorporation.

1.7        Arm’ length nature of transactions

All transactions whereto the Company is a party have been entered into on at arm’s length terms.

2.          TAX – BDDG

2.1        Tax Warranties BDDG

The Tax Warranties as set out in paragraph 1 above shall also apply in respect of BDDG other than the Tax Warranty at paragraph 1.1.3.

2.2        Compliance

Since [***], BDDG has complied in all respects with the requirements and provisions of the Ghana Value Added Tax legislation and all regulations and orders made there under or any foreign equivalent thereof and has made and maintained accurate and up to date records, invoices, accounts and other documents required for the purpose of that legislation and BDDG has at all times punctually made all payments and filed all returns required thereunder.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7

PURCHASER WARRANTIES

1.         The Purchaser is duly incorporated with limited liability and validly exists under the laws of Curaçao.

2.         The Purchaser has the corporate power and has taken all necessary corporate and all other action, including the passing of all necessary directors' and members' resolutions, to enter into and complete this Agreement, which Agreement constitutes legally binding obligations on the Purchaser.

3.         Neither the signing of this Agreement not any of the Transaction Documents, nor the performance of the Transaction shall:

3.1.1       contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, permit or consent by which the Purchaser or any of its assets is affected; or

3.1.2       cause any limitation on the Purchaser or the powers of its directors, whether imposed by or contained in any document which contains or establishes its constitution or in any law, order, judgment, agreement, instrument or otherwise, to be exceeded.

4.         The Purchaser is not a party to any litigation or arbitration or administrative or criminal proceedings which are likely to affect its ability to observe and perform its obligations under this Agreement or the Transaction Documents.

5.         The Purchaser is not for statutory purposes deemed to be unable to pay its debts and is able to pay its debts as they fall due and no steps have been taken to propose any scheme of arrangement involving the Purchaser and its creditors generally, obtain an administration order or appoint any administrator or other receiver or equivalent officer in relation to the Purchaser or any of its property or to wind up or dissolve the Purchaser.

6.         The Purchaser has the financial resources required to fulfil its obligations under this Agreement in respect of the payment of the Final Completion Amount.

7.         The Purchaser is not required to make a deduction or withholding on account of Tax in respect of any payment due under Clause 3 (Purchase Price).

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 8

DEED OF TRANSFER

TRANSFER OF SHARES

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 9

POWER OF ATTORNEY

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 10

TAX COVENANTS

1.          INTERPRETATION

1.1        For the purposes of this Schedule 10 the following additional terms are defined:

"CIT Exemption" means the exemption granted to BDDG in respect of Ghanaian corporate income taxes which will be available to BDDG as at and after Completion;

"event" means an event, act, transaction or omission, including (without limitation) the execution or performance of this Agreement and Transaction Documents;

"Group Company" any one of the Company and BDDG;

"Liability for Taxation" means:

(a)           a liability of a Group Company to make a payment of any Taxation;

(b)           the utilisation of a Purchaser's Tax Relief in circumstances where, but for such utilisation, a Liability for Taxation mentioned in (a) above would have arisen in respect of which the Purchaser would have been able to make a valid claim under this Schedule 10; and

(c)            the loss of or failure to obtain a Purchaser's Tax Relief falling within paragraph (b) of that definition,

and references to an "'A' Liability for Taxation", a "'B' Liability for Taxation" and a "'C' Liability for Taxation" shall be construed accordingly;

"Purchaser's Tax Relief" means:

(a)           any Tax Relief arising to a Group Company after Completion and not in respect of any event occurring on or before Completion; and

(b)           any Tax Relief which was included as an asset in the Completion Balance Sheet or which has otherwise increased the value of any assets shown in the Completion Balance Sheet or decreased the value of any liabilities shown in the Completion Balance Sheet; or

(c)            US$[•] of the CIT Exemption (the "Purchaser's CIT Exemption");

“Tax Benefit” means:

(a)           any refund of Tax actually received by a Group Company;

(b)           any reduction of Tax actually owed by a Group Company; and

(c)           the net present value of any Tax Relief (other than a Purchaser’s Tax Relief) whereby the value is calculated: (i) using a market standard discount rate applicable on the date on which the relevant amount is actually paid by the Seller to the Purchaser, (ii) on the basis of the relevant Tax rates applicable on the date on which the relevant amount is payable by the Seller to the Purchaser, and (iii) on the basis of the assumption that such Tax Relief is used before any other Tax Relief;

"Tax Demand" means any:

(a)           claim, counterclaim, notice, demand, assessment, determination, return, account, letter or other document issued or prepared or action taken by or on behalf of any Tax Authority (whether issued or taken before or after the Completion Date and whether satisfied or not at the Completion Date); or

(b)           any self-assessment made by any of the Group Companies,

from which it appears that a Liability for Taxation is to, or may, fall on any of the Group Companies in respect of which the Purchaser may be able to bring a Tax Claim;

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

"Tax Documents" means Tax Returns and such claims, elections, surrenders, disclaimers, notices and consents and other documents contemplated by or reflected in or necessary for the preparation of such Tax Returns; and

1.2        Any reference in this Schedule 10 to income, profits or gains earned, accrued or received on or before a particular date or in respect of a particular period shall include income, profits or gains deemed to have been earned, accrued or received on or before that date or in respect of that period for the purposes of any Taxation.

1.3        In the case of a conflict relating to a Tax matter between any of the other provisions of the Agreement and this Schedule 10, this Schedule 10 shall prevail.

2.          SELLER'S COVENANTS

Subject to the provisions of paragraph 3, the Seller covenants with the Purchaser that they will pay to the Purchaser an amount calculated in accordance with paragraph 4 below:

2.1        in respect of any Liability for Taxation which has arisen as the result of or by reference to:

2.1.1        any event occurring or deemed to occur for the purposes of Taxation on or before Completion;

2.1.2        income, profits or gains earned, accrued or received on or before Completion; or

2.1.3        any failure to discharge or default in discharging any of the Seller's obligations under paragraph 8 below, including any failure to meet any relevant time limit;

2.2        in respect of any Liability for Taxation of any of the Group Companies for which the relevant Group Company is liable where such Liability for Taxation is a liability for which another person is primarily liable or which is primarily attributable to another person (the "Primary Person") but is chargeable on the relevant Group Company as a result of that Primary Person failing to discharge any such Liability for Taxation and such Group Company having been at any time prior to or at Completion in the same group (howsoever defined for any Tax purpose and whether or not on a consolidated or unified basis) or otherwise connected, associated or related for any Tax purpose with that Primary Person.

3.          LIMITATIONS

3.1        The covenants contained in paragraph 2 above do not apply in respect of a Liability for Taxation to the extent that:

3.1.1       a specific provision or reserve has been made for it in the Completion Balance Sheet or an amount in respect of such Liability for Taxation has decreased the value of any assets shown in the Completion Balance Sheet or increased the value of any liabilities shown in the Completion Balance Sheet;

3.1.2       the Liability for Taxation is increased by, or would not have arisen but for any act or transaction after Completion by or for or on behalf of the Purchaser, a Group Company, any member of the Purchaser's Group or any of their respective employees, agents or successors in title but excluding any act or transaction:

(A)        carried out pursuant to a legally binding obligation of the relevant Group Company incurred prior to Completion; or

(B)        pursuant to an obligation imposed by any law or regulation; or

(C)        taking place at the written request of the Seller; or

(D)        occurring in the ordinary course of business of the relevant Group Company; or

3.1.3        the Liability for Taxation is increased by, or would not have arisen but for any act, omission or transaction carried out by, the Seller occurring before, at or after Completion at the express written request of, or in compliance with, the

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

express written direction of or with the prior written consent of the Purchaser or any other member of the Purchaser's Group except for the transactions contemplated under this Agreement; or

3.1.4        the Liability for Taxation arises or is increased as a result only of:

(A)        an increase in rates of Taxation made after the date of this Agreement; or

(B)        any change in accounting policies or practice after the date of this Agreement unless required by Applicable Law;

(C)        any change in generally accepted accounting practice introduced after the date of this Agreement unless required by Applicable Law; or

(D)        the passing of any legislation, or making of any subordinate legislation or a change in law (or a change in judicial interpretation of the law) or a change in published practice of a Tax Authority after the date of this Agreement; or

3.1.5        the Liability for Taxation would not have arisen or would have been reduced or eliminated but for a failure or omission on the part of a Group Company after Completion to make any claim or election or to give any notice or consent or do any other thing the making or giving or doing of which was taken into account in the preparation of, or in computing the provision or reserve for Taxation in, the Completion Balance Sheet and was expressly brought to the attention of the Purchaser in writing but excluding any failure or omission:

(A)        where written notice of the need to take any relevant action was not given by the Seller to the Purchaser in good time to allow the Purchaser to comply with that notice; or

(B)        arising in the circumstances set out at paragraph 3.1.2(A) to 3.1.2(C) inclusive above; or

3.1.6        the Liability for Taxation would not have arisen but for a disclaimer (of capital allowances or any other Tax Relief) or a revision to or revocation of a claim therefor where such revision or disclaimer is caused or made by a Group Company after the Completion Date but excluding any disclaimer, revision or revocation made in the circumstances set out at paragraph 3.1.2(A) to 3.1.2(C) inclusive above; or

3.1.7        the Seller or any member of the Seller's Group has been assessed to Tax in the name of a Group Company and the Seller or the relevant member of the Seller's Group (as applicable) has settled that Tax assessment; or

3.1.8        it would not have arisen but for a change in the accounting reference date or of any accounting principles or practice of a Group Company adopted after Completion; or

3.1.9        it would not have arisen but for a change made before Completion in the accounting treatment of the service concession under IFRIC12 in the accounts of BDDG; or

3.1.10      any Tax Relief of a Group Company incurred in or in respect of a period ended on or before Completion (other than a Purchaser's Tax Relief) is available to relieve or mitigate that Liability for Taxation (or is for no consideration made available by the Seller or any member of the Seller's Group to the relevant Group Company) or would have been so available but for the setting off of the Tax Relief against profits or a Liability for Taxation, in either case in respect of which the Seller would not have been liable to make a payment under this Agreement; or

3.1.11      the Liability for Taxation arises or is increased as a result of any unreasonable delay or default by the Purchaser or a Group Company in paying over to any Tax Authority any amount received from the Seller under this Agreement; or

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3.1.12      an amount in respect of the Liability for Taxation has already been recovered by the relevant Group Company from another person (not being the Purchaser or any member of the Purchaser's Group); or

3.1.13     it has been discharged before Completion and such discharge or satisfaction was appropriately reflected in the Completion Balance Sheet by way of an absence or reduction in the amount of the cash or assets that would otherwise have been shown in the Completion Balance Sheet; or

3.1.14     it has been made good by insurers or otherwise compensated for without cost to the Purchaser or the relevant Group Company; or

3.1.15     the Liability for Taxation has specifically reduced an amount payable by the Purchaser to the Seller or has specifically increased an amount payable by the Seller to the Purchaser under the Agreement; or

3.1.16     the Liability for Taxation is a liability as described in paragraph 2.2 and the CIT Exemption (other than the Purchaser's CIT Exemption) is available to relieve or mitigate that liability and if the CIT Exemption is utilised to relieve or mitigate that liability it shall be assumed that the part of the CIT Exemption which is not the Purchaser's CIT Exemption is used in priority to the Purchaser's CIT Exemption.

4.          AMOUNT OF LIABILITY

4.1        In the event that the Seller is liable to make any payment under paragraph 2 the amount of that payment, subject to paragraph 4.2, shall be equal to:

4.1.1        in respect of an 'A' Liability for Taxation, the amount of the liability to make the relevant payment;

4.1.2        in respect of a 'B' or 'C' Liability for Taxation, the amount of any liability to make a payment of Taxation which would not have been made or become due had there been no such utilisation of the Purchaser's Tax Relief in the case of a 'B' Liability for Taxation or no such loss of or failure to obtain the Purchaser's Tax Relief in question in the case of a 'C' Liability for Taxation, together with (in each such case) the amount of any reasonable costs and expenses which have been properly incurred by the Purchaser and/or any Group Company in connection with making a successful claim under this Schedule 10 against the Seller and/or in investigating, assessing or contesting any Tax Demand as gives rise to any such successful claim under this Schedule 10.

4.2        In the event that the Seller is liable to make any payment under paragraph 2 in respect of Liability for Taxation of BDDG, the Seller's liability in respect of:

4.2.1        the relevant 'A', 'B' or 'C' Liability for Taxation; and

4.2.2        any reasonable costs and expenses which have been properly incurred by BDDG in investigating, assessing or contesting any Tax Demand as gives rise to any such successful claim under this Schedule 10, shall be limited to 56% of that Liability for Taxation and those costs and expenses that would but for this paragraph 4.2 have been recoverable under paragraph 4.1.

5.          PURCHASER'S COVENANT

5.1        The Purchaser covenants with the Seller to pay the Seller an amount equivalent to any liability to Tax of any of the Seller or any member of the Seller's Group which arises as a result of or by reference to the failure by the Purchaser, any member of the Purchaser's Group or (after Completion) any Group Company to pay any Tax which is a primarily liability of or which is primarily attributable to the Purchaser, the relevant member of the Purchaser's Group or the relevant Group Company (as applicable) together with the amount of any reasonable costs and expenses which have been properly incurred by the Seller and/or any relevant member of the Seller's Group in connection with making a successful claim against the Purchaser under this Schedule 10 or in investigating, assessing or contesting any relevant Tax liability as gives rise to any such successful claim under this Schedule 10.

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5.2        For the purposes of this paragraph 5, any reference to a liability to Tax of the Seller or of any member of the Seller's Group shall include the utilisation of any Tax Relief by the Seller or relevant member of the Seller's Group in circumstances where, but for that utilisation, a liability to Tax would have arisen for that Seller or that member of the Seller's Group (as applicable).

5.3        Paragraphs 8 and 9 shall apply mutatis mutandis to claims against the Purchaser under this paragraph 5 as they apply to claims against the Seller under paragraph 2, where necessary replacing references to the "Seller" with references to the "Purchaser" (and vice versa) and making any other necessary changes.

6.          TAX BENEFITS, TAX REFUNDS AND TAX SAVINGS

6.1        Any payment due from the Seller pursuant to this this Schedule 10 will be reduced by the amount or value of any Tax Benefit that is obtained or is otherwise available as at the due date of the Seller's payment pursuant to this this Schedule 10 where such Tax Benefit has arisen as a result of or in respect of the facts, matters or circumstances giving rise to the relevant payment obligation of the Seller (including the relevant Liability for Taxation which has given rise to the relevant Tax Claim).

6.2        If a Group Company receives a repayment of Tax (for reasons other than the availability of a Purchaser's Tax Relief) in respect of any period ending on or before Completion, then the amount of that repayment together with any interest and repayment supplement received from the relevant Tax Authority shall be dealt with in accordance with paragraph 6.3 and any amount payable to the Seller under paragraph 6.3 shall be paid to the Seller within ten Business Days after the date on which the relevant repayment of Tax was received by the relevant Group Company.

6.3        Where it is provided under paragraph 6.1 that any amount (the "Relevant Amount") is to be dealt with in accordance with this paragraph 6.3:

6.3.1        the Relevant Amount shall first be set off against any payment then due from the Seller under this Schedule 10;

6.3.2        to the extent that there is any excess, a refund shall be made to the Seller of any previous payment or payments made by the Seller under this Schedule 10 or for breach of the Tax Warranties and not previously refunded under this paragraph 6.3 up to the amount of such excess; and

6.3.3        to the extent that the excess referred to in paragraph 6.3.2 is not exhausted under that paragraph, the remainder of that excess shall be carried forward for set off against any future payment or payments which become due from the Seller under this Schedule 10 or for breach of the Tax Warranties on or before the fifth anniversary of Completion.

6.4        The Purchaser shall, or shall procure that the relevant Group Company shall, notify the Seller (and provide the Seller with full details thereof) as soon as reasonably practicable, and in any event within 20 Business Days of it coming to the notice of the Purchaser or the Group Company concerned that there is a Tax Benefit as referred to in paragraph 6.1 or right to a repayment of Tax as referred to in paragraph 6.2.

6.5        The Purchaser shall, at Seller’s expense, provide replies to reasonable enquiries by the Seller or its agents as soon as is reasonably practicable, and provide reasonable assistance and information in order to enable the Seller or its agents to determine the existence and quantum of any Tax Benefit as referred to in paragraph 6.1 or right to a repayment of Tax as referred to in paragraph 6.2 and, for the avoidance of doubt, the Seller's rights under this paragraph 6.5 shall not be contingent on the Purchaser having first served notice pursuant to paragraph 6.4.

7.          RECOVERY FROM OTHER PERSONS

7.1        If any payment becomes due from the Seller under paragraph 2 and the Group Company concerned or the Purchaser either:

7.1.1        is immediately entitled at the due date for the making of that payment to recover from some other person, except another Group Company or an employee, supplier or customer of the Group Company or a member of the Purchaser’s Group, but including any Tax Authority, any sum in

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respect of the Liability for Taxation that has resulted in that payment becoming due from the Seller; or

7.1.2        becomes entitled at some subsequent date to make such a recovery,

the Purchaser shall, or shall procure that the relevant Group Company shall, promptly notify the Seller of its entitlement and shall, if so required by the Seller and at the Seller’s expense, take or procure that the relevant Group Company shall take, all reasonably appropriate steps to enforce that recovery (keeping the Seller fully informed of the progress of any action taken) except where such recovery would harm the reasonable commercial interest of the Group Company or a member of the Purchaser’s Group, and the Purchaser shall account to the Seller for whichever is the lesser of:

(a)           any sum so recovered (including any interest or repayment supplement paid by the Tax Authority or other person on or in respect thereof less any Tax chargeable on the relevant Group Company in respect of that interest) after deduction of all reasonable costs and expenses properly incurred by the Purchaser or the relevant Group Company in enforcing such recovery; and

(b)           the aggregate of the amount paid by the Seller pursuant to paragraph 2 in respect of the Liability for Taxation in question and any interest (after Tax) and any repayment supplement paid by the Tax Authority or other person in respect of the sum recovered.

7.2        Neither the Purchaser nor the Group Company concerned shall be required to take or procure the taking of any steps pursuant to paragraph 6.1 unless the Purchaser and the relevant Group Company is each promptly (and in any event within 20 Business Days of the Seller having been notified of the relevant entitlement) indemnified to their reasonable satisfaction by the Seller in relation to all potential costs, expenses and fees that are thereby incurred.

8.          DUE DATE FOR PAYMENT

8.1        Where the Seller becomes liable to make any payment pursuant to paragraph 2 above the due date for the making of that payment shall be:

8.1.1        (save as mentioned in paragraph 8.1.2 below and subject to the provisions of paragraph 8.2 below), the date falling ten Business Days after the date when the Seller has been notified by the relevant Group Company or the Purchaser that the Seller has a liability for a determinable amount under paragraph 2;

8.1.2        in respect of an 'A' Liability for Taxation only, the date (if later than that specified in paragraph 8.1.1 above) ten Business Days prior to:

(A)        in the case of Tax in respect of which there is no provision for payment by instalments, the latest date on which the Tax in question can be paid to the relevant Tax Authority in order to avoid a liability to interest or penalties accruing; or

(B)        in the case of Tax in respect of which there is provision for payment by instalments, each date on which an instalment of such Tax becomes payable (and so that on each such date an appropriate proportion of the amount claimed shall be paid, such proportion to be notified by the Purchaser to the Seller at least five Business Days prior to each such date); and

8.1.3        in the case of a 'B' Liability for Taxation or a 'C' Liability for Taxation only the equivalent date (if later than that specified in paragraph 8.1.1 above) to the date in paragraph 8.1.2 above for the Tax which is payable by the relevant Group Company which would not have been payable had there been no utilisation of the Purchaser's Tax Relief in the case of a 'B' Liability for Taxation, or no loss or failure to obtain the Purchaser's Tax Relief in the case of a 'C' Liability for Taxation.

8.2        Notwithstanding the provisions of paragraph 8.1 above, if the date on which Tax to which this clause applies can be recovered is deferred following application to the appropriate Tax Authority and the Seller indemnifies the Purchaser and the relevant Group Company to their reasonable satisfaction, the date for payment by the Seller (if later than that specified in paragraph 8.1.1 above) shall be the earlier of the ten Business Days before the date on which the Tax becomes recoverable by the relevant Tax Authority

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(notwithstanding any initial deferral) and such date when the relevant Tax liability is finally and conclusively determined.  For this purpose, a Tax liability shall be deemed to be finally and conclusively determined when, in respect of such liability, a decision of a court or tribunal is given or other determination is made from which either no appeal lies or in respect of which no appeal is made within the prescribed time limit or a binding agreement is entered into with the relevant Tax Authority which agrees the amount of Tax which is payable in respect of that liability (if any) and prevents the relevant Tax Authority from seeking to collect any further amounts in respect of that liability.

8.3        Where the Purchaser becomes liable to make any payment pursuant to paragraph  5, the due date for payment shall be as follows:

8.3.1        in respect of a liability to make a payment under paragraph 5, the date falling five Business Days before the last date upon which the Seller would have to pay the Taxation that has given rise to the liability of the Purchaser under paragraph 5 in order to avoid incurring a liability to pay interest or a surcharge or penalty; and

8.3.2        the date falling ten Business Days after the date when the Purchaser or the relevant Group Company has received any sum as is referred to in paragraph 7.1.

9.          CLAIMS PROCEDURE

9.1        Upon the Purchaser or any Group Company becoming aware of any matter (including any Tax Demand) which could give rise to a Tax Claim, the Purchaser shall, or shall procure that that Group Company will, as soon as reasonably practicable and in any event within five (5) Business Days give notice of that matter to the Seller specifying the extent to which the Purchaser or the Group Company concerned knows, or could make itself by reasonable endeavours aware, of the events giving rise to that matter and the amount of Taxation involved provided that failure by the Purchaser to give or procure the giving of such notice shall not relieve the Seller from any liability in respect of a Tax Claim except only to the extent that the Seller suffers actual prejudice as a result of such failure.

9.2        If the Seller, within fifteen () Business Days (or eight (8) Business Days in a case where there is a time limit for an appeal that has been notified to the Seller) of the notification of the Tax Demand in accordance with paragraph 9.1:

9.2.1        requests the Purchaser or the Group Company concerned to take action to avoid, dispute, resist, appeal or compromise the relevant matter notified under paragraph 9.1; and

9.2.2        indemnifies the Purchaser and the Group Company concerned to their reasonable satisfaction by the Seller against all reasonable losses, costs, damages and expenses that are thereby properly incurred, the Purchaser shall procure that the relevant Group Company will take such reasonable action and give such reasonable information and assistance in connection with the affairs of that Group Company as may be reasonably requested in writing by the Seller to avoid, resist, appeal or compromise the relevant matter notified in accordance with paragraph 9.1.

9.3        The Seller shall be entitled to take such action as it sees fit to avoid, dispute, resist, appeal or compromise the relevant matter notified pursuant to paragraph 9.1 in the name of the relevant Group Company and to have the conduct of any incidental negotiations, but at all times taking the reasonable commercial interest of the Purchaser’s Group into account in when taking such action or conducting any incidental negotiations, in which case the Seller shall notify the Purchaser that they intend to take action pursuant to this paragraph 9.3 as soon as is reasonably practicable and shall keep the Purchaser informed of all material matters relating to that action.  The Purchaser shall provide, and shall procure that the relevant Group Company shall provide, such information and assistance as the Seller may reasonably require in connection with the relevant matter.

9.4        If the Seller elects under paragraph 9.3 to have conduct of the relevant matter:

9.4.1        the Seller shall keep the Purchaser informed of all material developments, and provide the Purchaser with copies of all material correspondence, in connection with the relevant matter and

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notes of any conversations or meetings with any Tax Authority to the extent that such correspondence or notes relate to the relevant matter in question;

9.4.2        no material written communication shall be forwarded to any Tax Authority in relation to that matter without the prior written approval of the Purchaser (such approval not to be unreasonably withheld or delayed);

9.4.3        the Seller shall provide the Purchaser with an opportunity to comment on drafts of all material correspondence in relation to the relevant matter, and shall not unreasonably refuse to accept any such comments; and

9.4.4        the Seller shall not settle or compromise any such matter unless they have first notified the Purchaser and the Purchaser has given its consent in writing (such consent not to be unreasonably withheld or delayed).

9.5        If the Seller does not elect under paragraph 9.3 to have conduct of the relevant matter:

9.5.1        the Purchaser shall, and shall procure that the relevant Group Company shall, keep the Seller informed of all material developments and provide the Seller with copies of all correspondence entered into and notes of any conversations or meetings with any Tax Authority to the extent that such correspondence or notes relate to the matter in question;

9.5.2        the Purchaser shall provide the Seller with an opportunity to comment on drafts of all material correspondence in relation to the relevant matter, and shall not unreasonably refuse to accept any such comments;

9.5.3        no material written communication shall be forwarded to any Tax Authority in relation to that matter without the prior written approval of the Seller (such approval not to be unreasonably withheld or delayed); and

9.5.4        the Purchaser or the relevant Group Company (as the case may be) shall not settle or compromise the relevant matter unless:

(A)        the Seller serves a notice on the Purchaser to the effect that it considers that the matter should no longer be resisted; or

(B)        the Purchaser has sought the consent of the Seller in writing to compromise or settle the matter and such consent has been unreasonably withheld or delayed provided that where the Purchaser considers (acting reasonably) that consent has been unreasonably refused or delayed it shall notify the Seller in writing of that view and the Seller shall have ten Business Days from the receipt of that notice to elect to have conduct of the matter in accordance with and subject to paragraph 9.4 and, where such an election is made, the Purchaser shall not and shall procure that the relevant Group Company shall not compromise or settle the relevant matter.

9.6        Notwithstanding paragraphs 9.2 or 9.3 of this Schedule 10, if the action or assistance requested pursuant to paragraph 9.2 or the action or assistance the Seller wishes to take in the name of the relevant Group Company under paragraph 9.3 involves an appeal against any determination, assessment or any similar action taken by a Tax Authority to a tribunal, court or other appellate body, then unless the Seller has obtained the written opinion of Tax Counsel of at least 10 years' standing that, having due regard to all of the circumstances, pursuing such appeal is a reasonable course of action, neither the Purchaser nor the relevant Group Company shall have any obligation under this Schedule 10 to comply with any such request.

9.7        The Purchaser shall provide, and shall procure that the relevant Group Company provides, to the Seller and the Seller's professional advisors reasonable access to personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating the matter and enabling the Seller to take such action as is referred to in this paragraph 9.

9.8        The Purchaser shall not (otherwise than in accordance with this paragraph) settle, make any admission of liability nor compromise any matter (including any Tax Demand) which gives rise or may give rise to a

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liability of the Seller under this Schedule 10 or under the Tax Warranties without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed).

10.        CONDUCT OF TAX AFFAIRS

10.1      Subject to and in accordance with the terms of this paragraph 10, the Seller or its duly authorised agents shall (at the Seller's own expense except to the extent that expenses arising in respect of the matters governed by this paragraph 10 were provided for in the Completion Balance Sheet) for all accounting periods ending on or before Completion:

10.1.1      prepare all the Tax Documents of the Group Companies; and

10.1.2      deal with all matters relating to the Tax liabilities of the Group Companies for the relevant accounting periods, including correspondence, conduct of all negotiations and the reaching of all agreements with any Tax Authority in respect of such Tax liabilities or to any of the Tax Documents referred to in paragraph 10.1.1.

10.2      The Seller shall ensure that the matters referred to in paragraph 10.1 are dealt with as promptly as is reasonably practicable and shall, without prejudice to the generality of that paragraph, ensure that:

10.2.1      all relevant Tax Documents and other material communications to the relevant Tax Authorities shall first be sent in draft to the Purchaser as soon as is reasonably practicable and, in any event in the case of any Tax Document, shall be provided at least 20 Business Days before the last date on which such Tax Document can be submitted to a Tax Authority without incurring interest, penalties or fines or in order to ensure that such Tax Document is effective for Tax purposes;

10.2.2      they shall, or shall procure that their agents shall, consult with the Purchaser regarding the content of any Tax Documents and material communications delivered to the Purchaser in accordance with paragraph 10.2.1 and will take account of any reasonable comments of the Purchaser provided such comments are received no later than 10 Business Days after the date of delivery to the Purchaser;

10.2.3      the Purchaser is kept reasonably informed of the progress of all such matters;

10.2.4      they consult with the Purchaser and allow the Purchaser reasonable opportunity to make reasonable comments before conceding, settling, compromising or otherwise disposing of any point raised by a Tax Authority relating to the Tax affairs of a Group Company; and

10.2.5      the Purchaser receives, as soon as is reasonably practicable, copies of all material written correspondence sent by any Tax Authority to the extent it is relevant to such matters.

10.3      The Purchaser shall procure that the Group Companies shall provide to the Seller or its agents such access to the Group Companies' books, accounts and records as is reasonable to enable the Seller to comply with their obligations under this paragraph 10.

10.4      The Purchaser shall procure that the Group Companies shall cause the Tax Documents referred to in paragraph 10.1.1 so far as they are legally able to do so to be authorised, signed and submitted to the appropriate Tax Authority with such amendments as may be required in accordance with paragraph 10.2 provided that the Purchaser shall not be obliged to procure that any of the Group Companies signs and submits a Tax Document that is manifestly incorrect on its face.

10.5      The Purchaser shall take full responsibility for the outstanding Tax affairs of any Group Company in respect of accounting periods beginning before and ending after Completion and shall prepare and submit all Tax Documents relating to all such periods to the appropriate Tax Authorities on a timely basis and deal with all negotiations, correspondence and agreements with respect thereto and the Purchaser shall procure that:

10.5.1      the Seller is kept reasonably informed of the progress of all such matters;

10.5.2      any such Tax Documents of any Group Company shall be prepared on a basis which is consistent in all material respects with the manner in which any of the Tax Documents were prepared for all accounting periods ending prior to Completion save to the extent changes are required to comply with Applicable Laws or recognised accounting standards; and

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10.5.3      no Group Company shall submit any Tax Documents which relate to any extent to a period before Completion or any event occurring on or before Completion without the prior approval of the Seller such approval not to be unreasonably withheld or delayed.

10.6      The Purchaser shall ensure that all material communications with any Tax Authority prepared by it pursuant to paragraph 9.5and which relate to an event in the period before the Completion Date which might affect the liability of the Seller under this Schedule 10 or the Tax Warranties shall first be sent in draft to the Seller and the Purchaser will take into account any reasonable comments of the Seller which are received by the Purchaser within ten Business Days of the draft correspondence being sent to the Seller.

10.7      Where any of the matters referred to in paragraph 10.1 or 10.5 give rise to a Tax Demand, the provisions of paragraph 8 shall take precedence over the provisions of this paragraph 10.

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SCHEDULE 11

NOTARY LETTER

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SCHEDULE 12

[NOT USED]

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SCHEDULE 13

DEED OF NOVATION OF COMPANY/ ABENGOA WATER SHAREHOLDER LOAN

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SCHEDULE 14

EPC AMENDMENT AGREEMENT

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SCHEDULE 15

CALCULATION OF BDDG SHAREHOLDERS' IRR

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SCHEDULE 16

NOVATION AGREEMENT OF THE CONSULTANCY AND ADVISORY SERVICES AGREEMENT